As filed with the U.S. Securities and Exchange Commission on March 10, 2026.

Registration No. 333-292912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STARRYGAZEY INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	8742	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

901C, 9/F
Far East Consortium Building
121 Des Voeux Road Central
Central, Hong Kong

(+852) 3752-2183

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq.	Fang Liu, Esq.
Brian B. Margolis, Esq.	VCL Law LLP
Hunter Taubman Fischer & Li LLC	1945 Old Gallows Road,
950 Third Avenue, 19th Floor New York,	Suite 260, Vienna, VA 22182
New York 10022	(703) 919-7285
(212) 530-2206

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED MARCH 10, 2026

3,750,000 Class A Ordinary Shares

STARRYGAZEY INC.

This is an initial public offering of our Class A ordinary shares (the “Offering”), no par value (the “Class A Ordinary Shares”). Prior to this Offering, there has been no public market for our Class A Ordinary Shares. We expect the initial public offering price of our Class A Ordinary Shares to be in the range of $4.0 to $5.0 per share. The Offering is being made on a “firm commitment” basis by the underwriters. See “Underwriting.”

We have a dual class share structure consisting of Class A Ordinary Shares and Class B Ordinary Shares, no par value (the “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 20 votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. As of the date of this prospectus, we have 11,000,000 Class B Ordinary Shares issued and outstanding. Because of the 20-to-1 voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares will hold more than 50% of the voting power of our outstanding shares and will be able to control all matters submitted to our shareholders for approval. The holders of Class B Ordinary Shares will no longer hold over 50% of the voting power of our outstanding shares once the Class B Ordinary Shares outstanding represents less than approximately 4.76% of the total outstanding ordinary shares of the Company. Our dual class share structure may have anti-takeover effects preventing a change in control transaction that holders of Class A Ordinary Share might consider in their best interest.

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) and have reserved the symbol “MARH” for purposes of listing our Class A Ordinary Shares on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this Offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

We are a holding company incorporated in the British Virgin Islands, or “BVI.” As a holding company not currently engaged in any operating business, our operations are conducted by our Hong Kong subsidiaries (the “HK Subsidiaries”), ARM Capital Limited, or “ARMCL,” and Institute of Corporate and Executive Development Limited, or “ICEDL.” This is an offering of the Class A Ordinary Shares of Starrygazey Inc., the holding company incorporated in the BVI, instead of shares of our HK Subsidiaries. You may never directly hold any equity interest in our operating entities.

The HK Subsidiaries face various legal and operational risks and uncertainties relating to their operations in Hong Kong. We do not have any clients who are mainland Chinese individuals. Our current corporate structure does not contain any variable interest entity (“VIE”) in mainland China and neither we nor the HK Subsidiaries have any intention to establish any VIEs in mainland China in the future. However, we face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to VIEs, data and cyberspace security, and anti-monopoly concerns, would be applicable to a company such as Starrygazey Inc. or the HK Subsidiaries given our substantial operations in Hong Kong and the Chinese government’s significant oversight authority over the conduct of business in Hong Kong. Our corporate structure, i.e., a BVI holding company with operations conducted by HK Subsidiaries, involves unique risks to investors. The PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including a significant decline in the value of such securities or such securities becoming worthless.

In light of China’s recent expansion of authority in Hong Kong, we are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong. The Chinese government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves. As of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries currently do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or to establish a variable interest entity structure with any entity in mainland China; and (iv) the Company and its subsidiaries possess personal information of less than one million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC, as advised by our PRC counsel, China Commercial Law Firm, Starrygazey Inc. and the HK Subsidiaries currently are not required to obtain approvals from Chinese authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, the HK Subsidiaries are currently not required to obtain any permission or approval from the China Securities Regulatory Commission (“CSRC”), Cyberspace Administration of China (“CAC”) or any other PRC governmental authority to operate their respective business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Should the PRC government choose to affect operations of any company with any level of operations in Hong Kong, or should certain PRC laws and regulations or these statements or regulatory actions become applicable to the HK Subsidiaries in the future, such governmental actions: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

We are also aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the HK Subsidiaries’ daily business operation, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure” and “Risk Factors — Risks Relating to Doing Business in Hong Kong.”

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor, KD & Co., has been inspected by the PCAOB on a regular basis and KD & Co. is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which, among other things, amended HFCA Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Furthermore, our auditor is not among the auditor firms listed on an HFCA Act Determination List, which includes all of the auditor firms that the PCAOB is not able to inspect. Our auditor is headquartered in Hong Kong, and it is subject to PCAOB inspections to assess its compliance with the applicable professional standards. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our Class A Ordinary Shares to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP Agreement, together with two protocol agreements (collectively, “SOP Agreements”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors — Our Ordinary Shares and This Offering — Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings.”

As a holding company, we may rely on receipt of funds from the HK Subsidiaries by way of dividend payments for our cash and financing requirements. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. In addition, to the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets, which could have a material adverse effect on our ability to conduct our business. On June 30, 2025, ARMCL declared an interim dividend of HK$0.399 per share (equivalent to US$0.051 per share) or HK$7,189,720 in aggregate (equivalent to US$915,900), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. On August 31, 2025, ARMCL declared an interim dividend of HK$0.114 per share (equivalent to US$0.015 per share), or HK$2,057,250 in aggregate (equivalent to US$262,073), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. On October 31, 2025, ARMCL declared an interim dividend of HK$0.099 per share (equivalent to US$0.013 per share), or HK$1,774,500 in aggregate (equivalent to US$226,054), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. On December 31, 2025, ARMCL declared an interim dividend of HK$0.085 per share (equivalent to US$0.011 per share), or HK$1,521,000 in aggregate (equivalent to US$193,760), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. As of the date of this prospectus, except for the dividends disclosed above, no transfers, dividends, or distributions to investors have been made by us or our subsidiaries, and no investors have made transfers, dividends, or distributions to us or our subsidiaries. As of the date of this prospectus, no dividends or distributions have been made between us and any of our subsidiaries. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, legal requirements and other factors the board of directors deems relevant. In the future, cash proceeds raised from overseas financing activities, including this Offering, may be transferred by us to the HK Subsidiaries to fund their operations. For more information, please see “Risk Factors — Risks Related to Doing Business in Hong Kong” starting on page 27 of this prospectus, and “8. Shareholders’ Equity” and “11. Subsequent Events” starting on page F-14 of this prospectus.

Upon completion of this Offering, Mr. Ho Wai (Howard) Tang, who is currently the beneficial owner of 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares, which are directly held by MARH Limited, an entity 100% owned by Mr. Tang, will beneficially own approximately 97.34% of the aggregate voting power of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares as a group, assuming no exercise of the over-allotment option, or approximately 97.10%, assuming full exercise of the over-allotment option. Consequently, Mr. Tang will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and the approval of certain major corporate transactions, such as a change in control, merger, consolidation, or sale of assets, in accordance with the BVI Act. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary — Implications of Our Being an Emerging Growth Company” on pages 12 and 9, respectively.

We have agreed to grant to the Representative a 45-day option to purchase up to fifteen percent (15%) of the aggregate number of Class A Ordinary Shares sold in the Offering.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Total
		Without	Total With
		Exercise of	Exercise of
		Over-	Over-
		Allotment	Allotment
	Per Share	Option	Option
Public offering price(1)	$4.00	$15,000,000	$17,250,000
Underwriter discounts(2)	$0.28	$1,050,000	$1,207,500
Proceeds to us, before expenses(3)	$3.72	$13,950,000	$16,042,500

(1)	Initial public offering price per share is assumed as $4.00 per share, which is the low end of the price range set forth on the cover page of this prospectus.

(2)	We have agreed to pay Pacific Century Securities, LLC (the “Representative”) a fee equal to seven percent (7.0%) of the gross proceeds of the Offering. We have also agreed to pay the Representative one percent (1.0%) of the gross proceeds from this Offering as a non-accountable expense allowance. See the section titled “Underwriting” beginning on page 81 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

(3)	We expect our total cash expenses for this Offering (including cash expenses payable to the Representative for its out-of-pocket expenses and non-accountable expenses allowance) to be approximately $0.9 million, exclusive of the above discounts. In addition, we will pay additional items of value in connection of this Offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

The Representative expects to deliver the Class A Ordinary Shares to purchasers in the Offering on or about ____________, 2026.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Pacific Century Securities, LLC

Prospectus dated [*], 2026

We and the Representative have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the SEC and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. The preliminary prospectus will only be distributed by us and no other person has been authorized by us to use this document to offer or sell any of our securities.

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Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“ARMCL” are to ARM Capital Limited, a Hong Kong Company incorporated on January 26, 2018 and a wholly- owned subsidiary of the BVI Subsidiary;

●	“Amended and Restated Memorandum and Articles” are to the current governing amended and restated memorandum of and articles of association of Starrygazey Inc.;

●	“BVI” are to the “British Virgin Islands”;

●	“BVI Act” are to the BVI Business Companies Act (as amended);

●	“BVI Subsidiary” are to Go Starry Limited, a British Virgin Islands company incorporated on September 2, 2025 and a wholly-owned subsidiary of the Company,

●	“China” or the “PRC” are to the People’s Republic of China, including Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of Starrygazey Inc., no par value;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of Starrygazey Inc., no par value;

●	“$,” “dollars,” “US$” or “U.S. dollars” are to the legal currency of the United States; and

●	“HKD,” “HK$,” “Hong Kong Dollar” or “HK Dollar” are to the legal currency of Hong Kong;

●	“HK Subsidiaries” are to ARM Capital Limited, or “ARMCL,” and Institute of Corporate and Executive Development Limited, or “ICEDL”;

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“ICEDL” are to Institute of Corporate and Executive Development Limited, a Hong Kong company incorporated on August 23, 2012 and a wholly-owned subsidiary of the BVI Subsidiary;

●	“mainland China” are to the mainland China of the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States; and

●	“we,” “us,” or the “Company” in this prospectus are to Starrygazey Inc., a British Virgin Islands company incorporated on August 29, 2025.

We are a holding company not currently engaged in any operating business and conduct operations in Hong Kong through our HK Subsidiaries using Hong Kong dollars, the currency of Hong Kong. The reporting currency of the HK Subsidiaries is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. The balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the year ended and as of June 30, 2025 were translated from Hong Kong Dollars into the United States Dollars are solely for the convenience of the readers, at the rate of US$1.00=HKD 7.8499, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2025. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” before deciding whether to buy our Class A Ordinary Shares.

Business

We are a holding company incorporated in the BVI with all of our operations conducted in Hong Kong by our wholly-owned subsidiaries, ARMCL and ICEDL. ARMCL provides going public corporate consultancy services, including (i) Pre-IPO advisory services, (ii) IPO advisory services, and (iii) Post-IPO advisory services, to small and medium-sized businesses. On September 10, 2025, we acquired 100% of the equity interests of ICEDL to further expand our service portfolio into Environmental, Social, and Governance (“ESG”) advisory services.

Since our inception, our revenues were mainly generated from services provided by ARMCL. We generated a total revenue of approximately HK$4,490,250 and HK$15,298,060 (US$1,948,822) for the fiscal years ended June 30, 2024 and 2025, respectively. The revenues generated from Pre-IPO advisory services were nil and HK$3,720,000 (US$473,891) for the fiscal years ended June 30, 2024 and 2025, respectively. The revenues generated from IPO advisory services were HK$3,369,000 and HK$2,302,560 (US$293,323) for the fiscal years ended June 30, 2024 and 2025, respectively. The revenues generated from Post-IPO advisory services were HK$1,121,250 and HK$9,275,500 (US$1,181,608) for the fiscal years ended June 30, 2024 and 2025, respectively. We reported net loss of HK$356,696 for the fiscal year ended June 30, 2024 and net income of HK$7,507,014 (US$956,320) for the fiscal year ended June 30, 2025.

ARMCL focuses on assisting small to medium-sized corporations by providing “one-stop solutions” in going public corporate consultancy services. ARMCL has a team of qualified and experienced professionals with solid background in accounting, corporate finance and pre-IPO advisory for the Hong Kong and U.S. capital markets and holds recognized professional qualifications.

During the two years ended June 30, 2025, ARMCL had 3, 2, and 4 client engagements for Pre-IPO advisory services, IPO advisory services, and Post-IPO advisory services, respectively. Our goal is to become a one-stop solution for going public corporate consultancy services and ESG advisory services for small and medium enterprises operating in Asia.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors” beginning on page 12 of this prospectus.

Risks Related to Our Business

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Our business may face risks of clients’ default on payment. See a more detailed discussion of this risk factor on page 14 of this prospectus;

●	Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations. See a more detailed discussion of this risk factor on page 15 of this prospectus;

●	Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations. See a more detailed discussion of this risk factor on page 15 of this prospectus;

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations. See a more detailed discussion of this risk factor on page 16 of this prospectus;

●	We do not have any business insurance coverage. See a more detailed discussion of this risk factor on page 17 of this prospectus;

●	Our controlling shareholder has control over us and his interests may not be aligned with the interests of our other shareholders. See a more detailed discussion of this risk factor on page 17 of this prospectus;

●	Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business. See a more detailed discussion of this risk factor on page 18 of this prospectus;

●	Our failure to recruit and retain qualified professionals could negatively affect our financial results and our ability to staff client engagements, maintain relationships with clients and drive future growth. See a more detailed discussion of this risk factor on page 19 of this prospectus;

●	Claims involving our services could harm our overall professional reputation and our ability to compete and attract business or hire or retain qualified professionals. See a more detailed discussion of this risk factor on page 20 of this prospectus;

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●	Compromise of confidential or proprietary information could damage our reputation, harm our businesses and adversely impact our financial results. See a more detailed discussion of this risk factor on page 20 of this prospectus; and

●	If we fail to compete effectively, we may miss new business opportunities or lose existing clients, and our revenues and profitability may decline. See a more detailed discussion of this risk factor on page 21 of this prospectus.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and to the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets, which could have a material adverse effect on our ability to conduct our business. See a more detailed discussion of this risk factor on page 23 of this prospectus.

●	PRC laws and regulations related to our current business operations are sometimes vague and uncertain. See a more detailed discussion of this risk factor on page 23 of this prospectus.

●	On the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries currently do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or to establish a variable interest entity structure with any entity in mainland China; and (iv) the Company and its subsidiaries possess personal information of less than one million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC, as advised by our PRC counsel, China Commercial Law Firm, as of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, the HK Subsidiaries are currently not required to obtain approvals from Chinese authorities to operate its business or to list on the U.S. exchanges and offer securities. However, there remain some uncertainties as to whether and when we will be required to obtain approvals from Chinese authorities to operate our business and list our Class A Ordinary Shares on the U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval. See a more detailed discussion of this risk factor on page 23 of this prospectus;

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 25 of this prospectus; and

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer. See a more detailed discussion of this risk factor on page 26 of this prospectus.

Risks Related to Doing Business in Hong Kong

All of our operations are in Hong Kong, which is a special administrative region of the PRC with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” Accordingly, we believe the laws and regulations of the PRC do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in mainland China, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, we are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong. Should the PRC government choose to affect operations of any company with any level of operations in Hong Kong, or should certain PRC laws and regulations or these statements or regulatory actions become applicable to the HK Subsidiaries in the future, such governmental actions: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Therefore, we face risks and uncertainties relating to doing business in Hong Kong and having clients from China in general, including, but not limited to, the following:

●	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See a more detailed discussion of this risk factor on page 27 of this prospectus;

●	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China. See a more detailed discussion of this risk factor on page 29 of this prospectus;

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●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our HK Subsidiaries. See a more detailed discussion of this risk factor on page 30 of this prospectus;

●	The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections. See a more detailed discussion of this risk factor on page 30 of this prospectus; and

●	Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations. See a more detailed discussion of this risk factor on page 31 of this prospectus.

Risks Related to Our Ordinary Shares and This Offering

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Ordinary Shares and this Offering, including, but not limited to, the following:

●	Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings. See a more detailed discussion of this risk factor on page 31 of this prospectus.

●	There has been no public market for our Class A Ordinary Shares prior to this Offering, and if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all. See a more detailed discussion of this risk factor on page 31 of this prospectus

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation. See a more detailed discussion of this risk factor on page 32 of this prospectus.

●	Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 33 of this prospectus.

●	Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities. See a more detailed discussion of this risk factor on page 32 of this prospectus; and

●	We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively. See a more detailed discussion of this risk factor on page 36 of this prospectus.

Corporate History and Holding Company Structure

We are a holding company incorporated in the BVI on August 29, 2025 under the BVI Act for the purposes of effectuating this Offering, and are not currently engaged in any operating business. We commenced our business through ARMCL, which was incorporated on January 26, 2018 and conducted our operations in Hong Kong through ARMCL for the provision of going public corporate consultancy services. On September 2, 2025, we incorporated our wholly owned subsidiary, Go Starry Limited (the “BVI Subsidiary”), under the BVI Act. The BVI Subsidiary acquired 100% of the equity interest of ARMCL from the ARMCL equity holders via instrument of transfer and contract notes both dated September 10, 2025. On the same date, through the BVI Subsidiary, we acquired 100% of the equity interests of ICEDL, which is a Hong Kong company incorporated on August 23, 2012, to further expand our service portfolio into Environmental, Social, and Governance (“ESG”) advisory services via instrument of transfer and contract notes both dated September 10, 2025.

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The following diagram illustrates our corporate legal structure and identify our subsidiaries as of the date of this prospectus and after giving effect to this Offering (assuming no over-allotment is exercised).

Ho Wai (Howard), Tang
100%
MARH Limited (1)
Minority Shareholders (2)
Public Shareholders
Pre-IPO: 88.0%
Post-IPO: [ ]%
Pre-IPO: 12.0%
Post-IPO: [ ]%
Pre-IPO: 0.0%
Post-IPO: [ ]%
Starrygazey Inc.
British Virgin Islands, 2025
100%
Go Starry Limited
British Virgin Islands, 2025
100%
100%
ARM Capital Limited
Hong Kong, 2018
Institute of Corporate and Executive Development Limited
Hong Kong, 2012

Notes: All percentages reflect the equity interests held by shareholders.

(1)	Represents 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares held by MARH Limited, a Samoa company, which is 100% owned by Mr. Ho Wai (Howard) Tang.
(2)	Represents an aggregate of 2,460,000 Class A Ordinary Shares held by three minority shareholders. See “Principal Shareholders” beginning on page 64.

Transfers of Cash to and from our Subsidiaries

Starrygazey Inc.is permitted under the laws of British Virgin Islands to provide funding to our subsidiaries in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitation on Starrygazey Inc.’s ability to distribute earnings from its businesses, including subsidiaries, to the U.S. investors.

The HK Subsidiaries are permitted under the laws of Hong Kong to provide funding to Starrygazey Inc., the holding company incorporated in the British Virgin Islands through dividend distribution without restrictions on the amount of the funds. We and our subsidiaries currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, legal requirements and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Currently, all of our operations are in Hong Kong. We do not have or intend to set up any subsidiary or to establish a VIE structure with any entity in mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Starrygazey Inc. to the HK Subsidiaries, or from the HK Subsidiaries to Starrygazey Inc. and its investors. As of the date of this prospectus, Starrygazey Inc. has not established cash management policies that dictate how funds are transferred.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles, our Board of Directors may, by resolution of directors, authorize and declare a dividend to our shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due.

According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. Dividends cannot be paid out from share capital. In addition, to the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets, which could have a material adverse effect on our ability to conduct our business.

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On June 30, 2025, ARMCL declared an interim dividend of HK$0.399 per share (equivalent to US$0.051 per share) or HK$7,189,720 in aggregate (equivalent to US$915,900), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. On August 31, 2025, ARMCL declared an interim dividend of HK$0.114 per share (equivalent to US$0.015 per share), or HK$2,057,250 in aggregate (equivalent to US$262,073), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. On October 31, 2025, ARMCL declared an interim dividend of HK$0.099 per share (equivalent to US$0.013 per share), or HK$1,774,500 in aggregate (equivalent to US$226,054), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. On December 31, 2025, ARMCL declared an interim dividend of HK$0.085 per share (equivalent to US$0.011 per share), or HK$1,521,000 in aggregate (equivalent to US$193,760), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. As of the date of this prospectus, except for the dividends disclosed above, no transfers, dividends, or distributions have been made to investors by us or our subsidiaries, and no investors have made transfers, dividends, or distributions to us or our subsidiaries. As of the date of this prospectus, no dividends or distributions have been made between us and any of our subsidiaries. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our HK Subsidiaries. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong.

See “Dividend Policy” and “Risk Factors – Risks Related to Our Corporate Structure – We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” for more information.

Our Corporate Information

Our principal executive office is located at 901C, 9/F, Far East Consortium Building,121 Des Voeux Road Central, Central, Hong Kong, (+852) 3752-2183. Our registered office in the British Virgin Islands is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. We maintain a website at www.armcap.net. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Recent Regulatory Development in PRC

We are a holding company incorporated in the British Virgin Islands with all of our operations conducted by the operating entities in Hong Kong. We do not have any clients who are mainland Chinese individuals. We currently do not have or intend to set up any subsidiary or to establish a VIE structure with any entity in mainland China. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” Accordingly, we believe the laws and regulations of the PRC do not currently have any material impact on our business, financial condition or results of operations and that, as of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries currently do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or to establish a variable interest entity structure with any entity in mainland China; and (iv) the Company and its subsidiaries possess personal information of less than one million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC, as advised by our PRC counsel, China Commercial Law Firm, the HK Subsidiaries are currently not required to obtain approvals from the PRC government to operate its business and we are not required to obtain approvals from the PRC government to list on the U.S. exchanges and offer securities. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In light of China’s recent expansion of authority in Hong Kong, we are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong. Should the PRC government choose to affect operations of any company with any level of operations in Hong Kong, or should certain PRC laws and regulations or these statements or regulatory actions become applicable to the HK Subsidiaries in the future, such governmental actions: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

According to the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (“BRO”), any person carrying on any business, and every person carrying on business at a branch of such business, must apply for registration of that business or that branch, and obtain a business registration certificate or branch registration certificate. Our HK Subsidiaries have obtained valid business registration certificates in accordance with the BRO. Since the Company is a holding company and not currently engaged in any operating business in Hong Kong, it is not required to hold a business registration certificate in accordance with the BRO. Except for the business registration certificate as aforesaid, no other approval or permission is required from any authorities of Hong Kong to operate the business in which we are currently carrying on in Hong Kong. We have received all requisite permissions or approvals and  have not experienced denial or refusal of our application for the business registration certificates. In addition, no government approval is required from any authorities of Hong Kong to offer the securities being offered in this Offering and registered to foreign investors.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

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On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On July 10, 2021, the Cyberspace Administration of China, or the “CAC,” issued a revised draft of the Measures for Cybersecurity Review for public comments, or the Revised Review Measures, which required that, among others, in addition to “operator of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures,” which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange.

As at the date of the prospectus, we do not have any clients who are mainland Chinese individuals. Our HK Subsidiaries may, in the future, collect and store certain data (including certain personal information) from our clients for the “Know Your Customers” purpose, who may be mainland Chinese individuals. It remains unclear whether a Hong Kong company which collects personal information from mainland Chinese individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, operations or this Offering as we do not believe that either of the HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) the HK Subsidiaries are incorporated and operating in Hong Kong without any subsidiary or VIE structure in mainland China and the Revised Review Measures remains unclear whether it shall be applied to a Hong Kong company; (ii) as of date of this prospectus, the HK Subsidiaries are not in possession of personal information of any mainland Chinese individual clients; and (iii) as of the date of this prospectus, the HK Subsidiaries have not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of the HK Subsidiaries are deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the HK Subsidiaries’ operation and the listing of our Class A Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review in the future.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Measures”) for public comment. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. Compared to the Draft Measures, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

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As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when the Company is subject to such filing requirements, we will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us. Based on laws and regulations currently in effect in the PRC, as advised by our PRC counsel, China Commercial Law Firm, as of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, we believe the HK Subsidiaries are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. because a) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, and b) none of the Company’s business activities are conducted in mainland China, nor is its main place of business located in mainland China, and none of the senior managers in charge of the Company’s business operation and management is domiciled in mainland China.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the HK Subsidiaries’ daily business operation, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges.

As of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries currently do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or to establish a variable interest entity structure with any entity in mainland China; and (iv) the Company and its subsidiaries possess personal information of less than one million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC, as advised by our PRC counsel, China Commercial Law Firm, the HK Subsidiaries are currently not required to obtain any permission or approval from the PRC authorities to operate its business or to list in the U.S. or issue our Class A Ordinary Shares to foreign investors.

However, it is highly uncertain that whether there will be significant changes to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and that the HK Subsidiaries will be required to obtain such approval in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure – On the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries currently do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or to establish a variable interest entity structure with any entity in mainland China; and (iv) the Company and its subsidiaries possess personal information of less than one million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC, as advised by our PRC counsel, China Commercial Law Firm, as of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, the HK Subsidiaries are currently not required to obtain approvals from Chinese authorities to operate its business or to list on the U.S. exchange and offer securities. However, there remain some uncertainties as to whether and when we will be required to obtain approvals from Chinese authorities to operate our business and list our Class A Ordinary Shares on the U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approvals.,” and “Risk Factors — Risks Related to Our Corporate Structure — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or become worthless.”

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Holding Foreign Companies Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. If our auditor cannot be inspected by PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB signed a SOP Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations, established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB- registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed the its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our auditor, KD & Co., has been inspected by the PCAOB on a regular basis and KD & Co. is not subject to the determinations announced by the PCAOB on December 16, 2021.

These recent developments would add uncertainties to this Offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. See “Risk Factors — Our Class A Ordinary Shares and This Offering — Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings.” on page 31 of this prospectus for more discussion.

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Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our independent registered accounting firm on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden- parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of this Offering occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Upon completion of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act establishing insider liability for profits realized from any “short-swing” trading transaction, and our principal shareholders who are not our officers or directors are not required to file public reports of their share ownership and trading activities under Section 16 of the Exchange Act.

Controlled Company

Upon completion of this Offering, Mr. Ho Wai (Howard) Tang, who is currently the beneficial owner of 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares, which are directly held by MARH Limited, an entity 100% owned by Mr. Tang, will beneficially own approximately 97.34% of the aggregate voting power of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares as a group, assuming no exercise of the Representative’s over-allotment option, or approximately 97.10%, assuming full exercise of the over-allotment option. Consequently, Mr. Tang will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of memorandum and articles of association and approval of certain major corporate transactions, such as a change in control, merger, consolidation, or sale of assets, in accordance with the BVI Act. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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THE OFFERING

Class A Ordinary Shares offered by us	3,750,000 Class A Ordinary Shares (or 4,312,500 Class A Ordinary Shares assuming full exercise of the underwriters’ over-allotment option)

Price per Class A Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4.00 to $5.00 per Class A Ordinary Share.

Ordinary Shares outstanding prior to completion of this Offering	9,460,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares

Ordinary Shares outstanding immediately after this Offering	13,210,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares assuming no exercise of the underwriters’ over-allotment option and 13,772,500 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares assuming full exercise of the underwriters’ over-allotment option

Listing	We have applied to have our Class A Ordinary Shares listed on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this Offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Ticker symbol	“MARH”

Transfer Agent	Transhare Corporation

Over-allotment Option	We have granted to the underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase up to an aggregate of 15% additional Class A Ordinary Shares.

Use of proceeds	We intend to use the proceeds from this Offering for brand promotion and marketing, for the recruitment of talented personnel, for the expansion to new offices and expanding the scope of services that we provide, and for general working capital. See “Use of Proceeds” on page 40 for more information.

Lock-up	We have agreed that our directors, officers, and holders of more than 5% of the Company’s outstanding shares to enter into a lock-up agreement for a period of six (6) months starting from the effective date of the registration statement of which this prospectus forms a part. We have further agreed not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any related securities for a period of six (6) months following the closing of this Offering. See “Underwriting — Lock-up Agreements” for more information.

Risk factors	The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 12, for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

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RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

External factors beyond our control could reduce demand for our services, in which case our revenues and profitability could decline.

Demand for our going public consultancy services—including pre-IPO, IPO and post-IPO support—may be adversely affected by factors beyond our control, including:

●	fluctuations in global or regional capital markets and investor sentiment;

●	changes in macroeconomic conditions, such as interest rate increases, inflation or recessions;

●	regulatory changes affecting public offerings, disclosure standards, or listing requirements;

●	decreased IPO activity due to market volatility or unfavorable financing conditions;

●	delays or uncertainty in government approvals or regulatory reviews; and

●	geopolitical tensions or disruptions in global trade or monetary systems.

Any prolonged downturn in these areas could reduce client demand for our services and negatively impact our revenue and profitability. As we operate primarily in advisory roles related to public company transactions and compliance, we are particularly exposed to trends and developments in the capital markets and regulatory landscape.

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Our revenues, operating income and cash flows are likely to fluctuate.

We experience fluctuations in our revenues and cost structure and the resulting operating income and cash flows and expect that this will continue to occur in the future. We may experience fluctuations in our annual and quarterly financial results, including revenues, operating income and earnings per share, for reasons that may include: (i) the types and complexity, number, size, timing and duration of client engagements; (ii) the timing of revenue recognition under U.S. GAAP; (iii) the utilization of revenue-generating professionals, including the ability to adjust staffing levels up or down to accommodate the business and prospects of the applicable segment and practice; (iv) the time it takes before a new hire becomes profitable; (v) the geographic locations of our clients or the locations where services are rendered; (vi) billing rates and fee arrangements, including the opportunity and ability to successfully reach milestones and complete, and collect success fees and other outcome-contingent or performance-based fees; (vii) the length of billing and collection cycles and changes in amounts that may become uncollectible; (viii) changes in the frequency and complexity of government regulatory and enforcement activities; (ix) business and asset acquisitions; (x) fluctuations in the exchange rates of various currencies against the U.S. dollar; (xi) fee adjustments upon the renewal of expired service contracts or acceptance of new clients due to the adjusted scope per our changes in client mandates or contract scope, and (xii) economic factors beyond our control.

The results of different segments and practices may be affected differently by the above factors. Certain of our specialized advisory services may be affected by changes in regulatory timelines or listing review schedules. While we primarily focus on capital markets and corporate advisory services, fluctuations in project volume and regulatory environments may still introduce variability in financial results.

Our results may be subject to project-based timing fluctuations rather than fixed seasonal patterns. While we assess our annual guidance at the end of each quarter and update such guidance when we think it is appropriate, unanticipated future volatility can cause actual results to vary significantly from our guidance, even where that guidance reflects a range of possible results and has been updated to take account of partial-year results.

If we do not effectively manage the utilization of our professionals or billable rates, our financial results could decline.

Our failure to manage the allocation of our advisory professionals or maintain reasonable fee levels for our services, could result in adverse consequences, such as idle or underutilized professionals, increased employee turnover, fixed compensation expenses in periods of declining revenues, the inability to appropriately staff engagements (including adding or reducing staff during periods of increased or decreased demand for our services), or special charges associated with reductions in staff or operations. Reductions in workforce or increases of billable rates will not necessarily lead to savings. In such events, our financial results may decline or be adversely impacted. A number of factors affect the utilization of our professionals. Some of these factors we cannot predict with certainty, including general economic and financial market conditions; the complexity, number, type, size and timing of client engagements; the level of demand for our services; appropriate professional staffing levels, in light of changing client demands and market conditions; utilization of professionals across segments and geographic regions; and competition.

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The Company may enter into engagements such as fixed fee and time and materials with caps. Failure to effectively manage staffing and resource allocation under fixed-fee or milestone-based engagements may result in the costs of providing such services exceeding the fees collected by the Company. Delays or failure in delivering agreed outputs under milestone-based projects may also lead to lower revenues or the costs of providing services under those types of arrangements may exceed the fees collected by the Company.

Our business may face risks of clients’ default on payment.

Some of our clients are businesses experiencing or being exposed to potential financial distress, facing complex challenges, being involved in litigation or regulatory proceedings, or facing foreclosure of collateral or liquidation of assets. The aforementioned situations may become increasingly prevalent among our existing and potential clients in light of prevailing economic uncertainty, tighter capital markets, or sector-specific distress. Such clients may not have sufficient funds to continue operations or to pay for our services. We do not always receive retainers before we begin performing services. In cases where we have received retainers, we cannot assure you that the retainers will adequately cover our fees for the services we perform.

We generally offer a fixed fee arrangement on our fees. If project scopes expand beyond original expectations without corresponding fee adjustments, or if billing milestones are delayed, our profitability on such engagements may be adversely impacted and materially and adversely affect the financial results of our business. We treat the outstanding fees that we are unable to collect based on objective evidence as write-offs and will not adjust or accept renegotiation. Our fees set forth in existing service contracts are not negotiable and may not be adjusted even if fee collection is not probable. Management periodically monitors the outstanding fees, making an effort to timely collect outstanding fees and reviews the adequacy of write-offs to minimize the impact of the potential payment defaults.

We may not manage our growth effectively, and our profitability may suffer.

We experience fluctuations in growth of our different segments, practices or services, including periods of rapid or declining growth. Periods of new client onboarding or simultaneous execution of complex mandates may place temporary strain on internal capacity, including project management, compliance oversight, or resource allocation. To manage growth successfully, we may need to add qualified managers and employees and periodically update our operating, financial and other systems, as well as our internal procedures and controls. We also must effectively motivate, train and manage a larger professional staff. Failure to allocate resources efficiently or scale support functions appropriately may adversely affect client service delivery and financial performance.

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We cannot assure you that we can successfully manage growth and being profitable as we grow. Periods of lower project volume may result in temporary underutilization of professional resources, which could reduce our margins. In such situations, we will have to weigh the benefits of decreasing our workforce or limiting our service offerings and saving costs against the detriment that the Company could experience from losing valued professionals and their industry expertise and clients.

Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of our current or potential clients, is critical to our business. Although our relatively small scale and focused client base limits certain exposure, our reputation remains vulnerable to external factors beyond our control, and remediation may be challenging. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. Moreover, any negative media publicity about our industry in general or product or service quality problems of other firms in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients and key employees could be harmed and, as a result, our business, financial condition and results of operations would be materially and adversely affected.

Our business is subject to risks related to lawsuits and other claims brought by our clients.

We may be subject to lawsuits and other claims in the ordinary course of our business. Actions brought against us may result in settlements, awards, injunctions, fines, penalties or other results adverse to us including harm to our reputation. Even if we are successful in defending against these actions, the defense of such matters may result in our incurring significant expenses. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when arbitration or legal proceedings are at an early stage. A substantial judgment, award, settlement, fine, or penalty could be materially adverse to our results of operations or cash flows for a particular future period, depending on our results for that period.

Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

Our limited operating history makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in a rapidly evolving and increasingly competitive market in Hong Kong.

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We may not be able to obtain or maintain all necessary licenses, permits, approvals, registrations and filings required for our activities in various jurisdictions.

We operate in a regulated industry which requires certain licenses, permits and approvals depending on the jurisdictions involved. While our clients are primarily Hong Kong based private and publicly traded companies operating in well-regulated markets, there remains a risk that local regulatory authorities in some jurisdictions may interpret applicable laws differently and require licenses or approvals that we do not currently hold or believe are necessary. Failure to comply with such regulatory requirements could result in disqualification from conducting business, denial of license renewals, penalties, fines, or other sanctions.

Furthermore, if we plan to expand into new business areas or jurisdictions, we may encounter challenges obtaining the necessary regulatory approvals, which could delay or prevent such developments and impact our competitive position.

Failures or disruptions in our information technology (“IT”) systems could interrupt services, harm client satisfaction and damage our business.

Our IT systems support our core operations, including marketing, client relations and service delivery, and form a critical part of our technology infrastructure. If these systems fail, we could face service interruptions, slower response times, or reduced client satisfaction. System disruptions can be caused by various factors, such as human or execution errors, software bugs, cyberattacks, power failures, natural disasters, or issues with third-party vendors.

Restoring full functionality after an unexpected incident could take time and may temporarily affect our service delivery. Despite efforts to manage these risks through policies and oversight, there is no guarantee we will avoid unexpected operational failures, losses, reputational harm or regulatory scrutiny, including those arising from third-party vendors.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, copyrights, know-how or other intellectual property rights that are infringed by our services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such rights against us in Hong Kong, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert some resources from our business and operations to defend against these claims, regardless of their merit.

Additionally, the application and interpretation of Hong Kong’s intellectual property right laws and the procedures and standards for granting trademarks, copyrights, know-how or other intellectual property rights in Hong Kong are still evolving and are uncertain, and we cannot ensure that Hong Kong courts or regulatory authorities would agree with our analysis. If we were found to be in violation of the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business, financial condition and results of operations may be materially and adversely affected.

Increases in labor costs in Hong Kong may materially and adversely affect our business, financial condition and results of operations.

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and pay severance payments or long service payments. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our business, financial condition and results of operations may be materially and adversely affected.

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We do not have any business insurance coverage.

Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have a material adverse effect on our business, financial condition and results of operations.

Our controlling shareholder has control over us and his interests may not be aligned with the interests of our other shareholders.

Mr. Ho Wai (Howard) Tang, is currently the beneficial owner of 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares, which are directly held by MARH Limited, an entity 100% owned by Mr. Tang. Mr. Tang will beneficially own approximately 97.34% of our Ordinary Shares following the completion of this Offering (assuming no over-allotment option is exercised), representing 97.10% of the voting power. As a result, Mr. Tang has voting influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. These actions may be taken even if he is opposed by our other shareholders, including those who purchased shares in our initial public offering. Moreover, this concentration of ownership may discourage, delay or prevent a change in control of us, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of us and might reduce the price of our Class A Ordinary Shares.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services. In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the Hong Kong economy in general. A prolonged outbreak of any illnesses or other adverse public health developments in Hong Kong or elsewhere in the world could have a material adverse effect on our business operations. Such outbreaks could severely disrupt our operations and adversely affect our business, financial condition and results of operations. Our headquarters is located in Hong Kong, where our management and employees currently reside. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect Hong Kong or cause travel restriction in or out of Hong Kong or its surrounding areas, our operations may experience material disruptions, which may materially and adversely affect our business, financial condition and results of operations.

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Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in Hong Kong, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in Hong Kong. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

If any enforcement action or governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition and results of operations could be materially and adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

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If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, including Hong Kong, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend ourselves. This situation will be costly and time-consuming and distract our management from growing our business.

Our failure to recruit and retain qualified professionals could negatively affect our financial results and our ability to staff client engagements, maintain relationships with clients and drive future growth.

We deliver sophisticated professional services to our clients. Our success is dependent, in large part, on our ability to keep our supply of skills and resources in balance with client demand. To attract and retain clients, we need to demonstrate professional acumen and build trust and strong relationships. Our professionals have highly specialized skills. They also develop strong bonds with the clients they serve. Our continued success depends upon our ability to attract and retain professionals who have expertise, a good reputation and client relationships critical to maintaining and developing our business. We face intense competition in recruiting and retaining highly qualified professionals to drive our organic growth and support expansion of our services and geographic footprint. We cannot assure you that we will be able to attract or retain qualified professionals to maintain or expand our business. If we are unable to successfully integrate, motivate and retain qualified professionals, our ability to continue to secure work in may suffer. Moreover, competition has caused our costs of retaining and hiring qualified professionals to increase, a trend that could continue and could materially and adversely affect our operating margins and financial results.

Despite fixed terms or renewal provisions, we could face retention issues during and at the end of the terms of those agreements and large compensation expenses to secure extensions. There is no assurance we will enter into new or extend employment agreements with our professionals. We monitor contract expirations carefully to commence dialogues with professionals regarding their employment in advance of the actual contract expiration dates. Our goal is to renew employment agreements when advisable and to stagger the expirations of the agreements if possible. Because of the concentration of contract expirations in certain years, we may experience high turnover or other adverse consequences, such as higher costs, loss of clients and engagements or difficulty in staffing engagements, if we are unable to renegotiate employment arrangements or the costs of retaining qualified professionals become too high. The implementation of new compensation arrangements may result in the concentration of potential turnover in future years.

We rely heavily on our executive officers for the success of our business.

We rely heavily on our executive officers to manage our operations. Given the highly specialized nature of our services and the scale of our operations, our executive officers must have a thorough understanding of our service offerings, as well as the required skills and experience. We are unable to predict with certainty the impact that leadership transitions may have on our business operations, prospects, financial results, client relationships, or employee retention or morale.

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Professionals may leave us to form or join competitors, and we may not have, or may choose not to pursue, legal recourse against such professionals.

Our professionals typically have close relationships with the clients they serve, based on their expertise and bonds of personal trust and confidence. Therefore, the barriers to our professionals pursuing independent business opportunities or joining our competitors should be considered low. Although our clients generally contract for services with us as a company, and not with an individual professional, in the event that a professional leaves, such clients may decide that they prefer to continue working with a specific professional rather than with us. In the event an employee departs and acts in a way that we believe violates his or her non-competition or non-solicitation agreement, we will consider any legal remedies we may have against such person on a case-by-case basis. We may decide that preserving cooperation and a professional relationship with a former employee or client, or other concerns, outweighs the benefits of any possible legal recourse. We may also decide that the likelihood of success does not justify the costs of pursuing a legal remedy. Therefore, there may be times we may decide not to pursue legal action, even if it is available to us.

Claims involving our services could harm our overall professional reputation and our ability to compete and attract business or hire or retain qualified professionals.

Our engagements involve matters that may result in a severe impact on a client’s business, cause the client a substantial monetary loss or prevent the client from pursuing business opportunities. Our ability to attract new clients and generate new and repeat engagements or hire professionals depends upon our ability to maintain a high degree of client satisfaction, as well as our reputation among industry professionals. As a result, any claims against us involving the quality of our services may be more damaging than similar claims against businesses in other industries.

We may incur significant costs and may lose engagements as a result of claims by our clients regarding our services.

Many of our engagements involve complex analysis and the exercise of professional judgment. Therefore, we are subject to the risk of professional and other liabilities. Damages and/or expenses resulting from any successful claim against us, for indemnity or otherwise, in excess of the amount of insurance coverage will be borne directly by us and could harm our profitability and financial resources. Any claim by a client or third party against us could expose us to reputational issues that adversely affect our ability to attract new or maintain existing engagements or clients or qualified professionals or other employees, consultants or contractors.

We may not have, or may choose not to pursue, legal remedies against clients that terminate their engagements.

The engagement letters that we typically have with clients do not obligate them to continue to use our services and permit them to terminate the engagement without penalty at any time. Even if the termination of an ongoing engagement by a client could constitute a breach of the client’s engagement agreement, we may decide that preserving the overall client relationship is more important than seeking damages for the breach and, for that or other reasons, decide not to pursue any legal remedies against a client, even though such remedies may be available to us. We make the determination whether to pursue any legal actions against a client on a case-by-case basis.

Compromise of confidential or proprietary information could damage our reputation, harm our businesses and adversely impact our financial results.

The Company’s own confidential and proprietary information and that of our clients could be compromised, whether intentionally or unintentionally, by our employees, consultants or vendors. Theft or misuse of our own or our clients’ proprietary or confidential information, or the public disclosure or use of such information by others, could result in losses, third-party claims against us and reputational harm, including the loss of clients. The theft or compromise of our or our clients’ information could negatively impact our reputation, financial results and prospects. In addition, if our reputation is damaged due to a data security breach, our ability to attract new engagements and clients may be impaired or we may be subjected to damages or penalties, which could materially and adversely affect our business, financial condition and results of operations.

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If we fail to compete effectively, we may miss new business opportunities or lose existing clients, and our revenues and profitability may decline.

The market for some of our consulting services is highly competitive. Our competitors include management and financial consulting companies that offer a broad range of consulting services, investment banking firms, and small firms and independent contractors that focus on specialized services. Some of our competitors have significantly more financial resources, a larger national or international presence, larger professional staffs and greater brand recognition than we do. Some have lower overhead and other costs and can compete through lower cost-service offerings.

Since our business depends in large part on professional relationships, our business has low barriers to entry for professionals electing to start their own firms or work independently. In addition, it is relatively easy for professionals to change employers.

If we cannot compete effectively or if the costs of competing, including the costs of hiring and retaining professionals, become too expensive, our revenue growth and financial results could be negatively affected and may differ materially from our expectations.

If we fail to promote and maintain our brand in a cost-efficient way, our business and results of operations may be harmed.

We believe that, in addition to relying on word-of-mouth client referral through our excellent services, developing and maintaining awareness of our brand effectively is critical to attracting new clients and retaining existing ones. This depends largely on the effectiveness of our client acquisition strategy, our marketing efforts, our cooperation with our business partners and the success of the channels we use to promote our services. If any of our current client acquisition strategies or marketing channels become less effective, more costly or no longer feasible, we may not be able to attract new clients in a cost-effective manner or convert potential clients into using our services.

It is likely that our future marketing efforts will require us to incur expenses. These efforts may not result in increased revenues in the immediate future or any increased revenues at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring additional expenses, our business, financial condition and results of operations would be materially and adversely affected, and our ability to grow our business may be impaired.

We may be required to recognize impairment charges for our long-lived assets and other intangible assets, which could materially affect our financial results.

As of the date of this prospectus, we do not have any long-lived assets and other intangible assets. In the future, we will assess our long-lived assets and other intangible assets as and when required by the U.S. GAAP to determine whether they are impaired and, if they are, to record appropriate impairment charges. Factors we consider include significant underperformance relative to expected historical or projected future operating results and significant negative industry or economic trends. It is possible that we may be required to record significant impairment charges in the future. Such charges have had and could have a material adverse effect on our business, financial condition and results of operations.

* * * * * * * * * * *

We will consider future strategic or opportunistic acquisitions. In those cases, some or all of the following risks could be applicable.

We may have difficulty integrating acquisitions, which can reduce the benefits we receive from acquisitions.

The process of managing and integrating acquisitions into our existing operations may result in unforeseen operating difficulties and may require significant financial, operational and managerial resources that would otherwise be available for the operation, development and organic expansion of our existing operations. To the extent that we misjudge our ability to properly manage and integrate acquisitions, we may have difficulty achieving our operating, strategic and financial objectives.

Acquisitions also may involve a number of special financial, business and operational risks, such as:

●	difficulties in integrating diverse corporate cultures and management styles;

●	disparate policies and practices;

●	client relationship issues;

●	decreased utilization during the integration process;

●	loss of key existing or acquired personnel;

●	increased costs to improve or coordinate managerial, operational, financial and administrative systems;

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●	dilutive issuances of equity securities, including convertible debt securities, to finance acquisitions;

●	the assumption of legal liabilities;

●	future earn-out payments or other price adjustments;

●	potential future write-offs relating to the impairment of goodwill or other acquired intangible assets or the revaluation of assets;

●	difficulty or inability to collect receivables; and

●	undisclosed liabilities.

In addition to the integration challenges mentioned above, acquisitions of international companies offer distinct integration challenges relating to foreign laws and governmental regulations, including tax and employee benefit laws, and other factors relating to operating in other jurisdictions, which we have addressed above in the discussion regarding the difficulties we may face operating globally. Asset transactions may require us to seek client consents to the assignment of their engagements to us or a subsidiary. Not all clients may consent to assignments.

The Company may also hire groups of selected professionals from another company. In such event, there may be restrictions on the ability of the professionals who join the Company to compete and work on client engagements. In addition, the Company may enter into arrangements with the former employers of those professionals regarding limitations on their work until any time restrictions pass. In such circumstances, there is no assurance that the Company will enter into mutually agreeable arrangements with any former employer, and the utilization of such professionals may be limited, and our financial results could be negatively affected until their restrictions end. The Company could also face litigation risks from group hires.

An acquisition may not be accretive in the near term or at all.

Competitive market conditions may require us to pay a price that represents a higher multiple of revenues or profits for an acquisition. As a result of these competitive dynamics, cost of the acquisition or other factors, certain acquisitions may not be accretive to our overall financial results at the time of the acquisition or at all.

We may have a different system of governance and management from a company we acquire or its parent, which could cause professionals who join us from an acquired company to leave us.

Our governance and management policies and practices will not mirror the policies and practices of an acquired company or its parent. In some cases, different management practices and policies may lead to workplace dissatisfaction on the part of professionals who join us. Some professionals may choose not to join us or leave after joining us. Existing professionals may leave us as well. The loss of key professionals may harm our business and financial results and cause us not to realize the anticipated benefits of the acquisition.

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Due to fluctuations in our stock price, acquisition candidates may be reluctant to accept our Class A Ordinary Shares as purchase price consideration, use of our shares as purchase price consideration may be dilutive or the owners of certain companies we seek to acquire may insist on stock price guarantees.

We may structure an acquisition to pay a portion of the purchase price in shares of our Class A Ordinary Shares. The number of shares issued as consideration is typically based on an average closing price per share of our Class A Ordinary Shares for a number of days prior to the closing of such acquisition. Stock market volatility, generally, or stock price volatility, specifically, may result in acquisition candidates being reluctant to accept our shares as consideration. In such cases, we may have to issue more shares if stock constitutes part of the consideration, offer stock price guarantees, pay the entire purchase price in cash or negotiate an alternative price structure. The result may be an increase in the cost of an acquisition. There is no assurance that an acquisition candidate will not negotiate stock price guarantees with respect to a future acquisition, which may increase the cost of such acquisition.

Risks Related to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and to the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets, which could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the British Virgin Islands, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles, our Board of Directors may, by resolution of directors, authorize and declare a dividend to our shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due.

According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation — Hong Kong Taxation.”

In addition, to the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Any limitation on the ability of our HK Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC laws and regulations related to our current business operations are sometimes vague and uncertain and any changes in such laws and regulations and interpretations of which may impair our ability to operate profitably.

Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating subsidiaries being based in Hong Kong and having all of their operations to date in Hong Kong. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in mainland China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in our subsidiary in Hong Kong could result in a material change in our operations, financial performance and/or the value of our ordinary shares or impair our ability to raise money.

On the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries currently do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or to establish a variable interest entity structure with any entity in mainland China; and (iv) the Company and its subsidiaries possess personal information of less than one million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC, as advised by our PRC counsel, China Commercial Law Firm, as of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, the HK Subsidiaries are currently not required to obtain approvals from Chinese authorities to operate its business or to list on the U.S. exchange and offer securities. However, there remain some uncertainties as to whether and when we will be required to obtain approvals from Chinese authorities to operate our business and list our Class A Ordinary Shares on the U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approvals.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

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We have no subsidiaries, VIE structure or any direct operations in mainland China and we are not controlled by mainland Chinese companies or individuals, therefore, we believe CSRC’s approval is not required for the listing and trading of our Class A Ordinary Shares in the U.S.

We are also aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review, or the Revised Draft, for public comments, which required that, among others, in addition to “operator of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures,” which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

As at the date of the prospectus, we do not have any clients who are mainland Chinese individuals. Our HK Subsidiaries, ARMCL and ICEDL, may, in the future, collect and store certain data (including certain personal information) from our clients for the “Know Your Customers” purpose, who may be PRC individuals, but currently we do not expect the Revised Review Measures to have an impact on their business, operations or this Offering. As advised by our PRC counsel, China Commercial Law Firm, we do not believe that ARMCL and ICEDL are deemed as the “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, which will be required to file for cybersecurity review before listing in the U.S., because (i) ARMCL and ICEDL are incorporated and operating in Hong Kong without any subsidiary or VIE structure in mainland China and the Revised Review Measures remains unclear whether it shall be applied to a Hong Kong company; (ii) as of date of this prospectus, ARMCL and ICEDL are not in possession of personal information of any mainland Chinese individual clients; and (iii) as of the date of this prospectus, ARMCL and ICEDL are not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe ARMCL and ICEDL are not required to pass the cybersecurity review of the CAC, or obtain regulatory approval from Chinese authorities, including the CSRC, before our Class A Ordinary Shares can be listed in the U.S.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Measures”) for public comment. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. Compared to the Draft Measures, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

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As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when the Company is subject to such filing requirements, we will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us. Based on laws and regulations currently in effect in the PRC, as advised by our PRC counsel, China Commercial Law Firm, as of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, we believe ARMCL and ICEDL are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. because a) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, and b) none of the Company’s business activities are conducted in mainland China, nor is its main place of business located in mainland China, and none of the senior managers in charge of the Company’s business operation and management is domiciled in mainland China.

Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. If ARMCL or ICEDL are deemed to be an “operator of critical information infrastructure” or “data processor” controlling personal information of no less than one million users, ARMCL or ICEDL could be subject to PRC cybersecurity review in the future. If ARMCL or ICEDL were required to obtain approvals from the PRC authorities, or to pass cybersecurity review of CAC, in the future and was denied permission from the PRC authorities to list on U.S. exchanges, we will not be able to list our Class A Ordinary Shares on U.S. exchange, continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Class A Ordinary Shares.

It is also highly uncertain what the potential impact such modified or new laws and regulations will have on daily business operation of ARMCL and ICEDL, their ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. As of the date of this prospectus, on the basis of all of the facts and conditions set out above, ARMCL and ICEDL are not required to obtain any permission or approval from mainland China or Hong Kong authorities to operate our business, or to obtain regulatory approval for this Offering of our Class A Ordinary Shares to foreign investors from the PRC authorities, or to pass cybersecurity review of CAC. However, it is highly uncertain that whether there will be significant changes to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and that ARMCL or ICEDL will be required to obtain such approval in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus forms a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of June 30, 2024 and 2025, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above-mentioned periods. As defined in the standards established by the PCAOB of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified related to i) inadequate segregation of duties for certain key functions due to limited staff and resources; ii) a lack of documented policies and controls (including IT controls and cybersecurity framework) which enable management and other personnel to understand and carry out their internal control responsibilities; iii) a lack of independent directors and an audit committee; iv) a lack of controls around data edit rights; and v) a lack of controls or procedures to monitor the system operation and management, which influences the information technology general controls (“ITGCs”) on privileged access and system changes.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill up the key roles in the operations; (ii) setting up a financial and system control framework with formal documentation of polices and controls in place; and (iii) appointing independent directors, establishing an audit committee and strengthening corporate governance; (iv) implementing appropriate backup and recovery procedures and limiting authorized people to have access to the backup media; and (v) restricting and managing types of access rights and number of users in the applications hosted by service organizations and the application used for financial reporting based on individuals with their corresponding business roles and responsibilities.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this Offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

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Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this Offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from short-swing profit recovery provisions contained in Section 16 of the Exchange Act. On December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this Offering, we may cease to qualify as a foreign private issuer in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

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We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this Offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act, and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior December 31th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Risks Related to Doing Business in Hong Kong

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

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Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures,” which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

It remains unclear whether a Hong Kong company which collects personal information from mainland Chinese individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, operations or this Offering as we do not believe that ARMCL or ICEDL are deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) ARMCL and ICEDL are incorporated and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to a Hong Kong company; (ii) ARMCL and ICEDL operate without any subsidiary or VIE structure in mainland China; (iii) as of date of this prospectus, ARMCL and ICEDL have not collected and stored personal information of any mainland Chinese individual clients; and (iv) as of the date of this prospectus, ARMCL and ICEDL have not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If ARMCL or ICEDL is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, their operation and the listing of our Class A Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review in the future. We have been advised by SH WONG&CO that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, ARMCL and ICEDL have obtained all the permissions and approvals from Hong Kong authorities and are not required to obtain any additional permission or approval to operate their business.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Measures”) for public comment. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. Compared to the Draft Measures, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

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As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when the Company is subject to such filing requirements, we will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us. Based on laws and regulations currently in effect in the PRC and as advised by our PRC counsel, China Commercial Law Firm, as of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, we believe ARMCL and ICEDL are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. because a) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, and b) none of the Company’s business activities are conducted in mainland China, nor is its main place of business located in mainland China, and none of the senior managers in charge of the Company’s business operation and management is domiciled in mainland China.

As of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, as advised by our PRC counsel, China Commercial Law Firm, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries currently do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or to establish a variable interest entity structure with any entity in mainland China; and (iv) the Company and its subsidiaries possess personal information of less than one million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC, we believe ARMCL and ICEDL are currently not required to obtain any permission or approval from the PRC authorities to operate its business or to list in the U.S. or issue our Class A Ordinary Shares to foreign investors.

We have also been advised by China Commercial Law Firm that uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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Our principal business operation is conducted in Hong Kong. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus based on Hong Kong laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. For more information regarding the relevant laws of the British Virgin Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our HK Subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our HK Subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our operations and/or the value of our ordinary shares. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

As one of the conditions for the handover of the sovereignty of Hong Kong to mainland China, mainland China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

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Heightened tensions in international relations, particularly between the United States and China, may materially and adversely affect our business, financial condition and results of operations.

Recently, there have been heightened tensions in international relations, particularly between the United States and China. These tensions have affected both diplomatic and economic ties among countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the major economies. The existing tensions and any further deterioration in the relationship between the United States and China may have a negative impact on the general, economic, political, and social conditions in both countries and, given our reliance on the Chinese market, materially and adversely affect our business, financial condition and results of operations.

On August 9, 2023, the Biden administration released an executive order and an advanced notice of proposed rule-making (the “ANPRM”) providing a conceptual framework for outbound investment controls focused on China. Further to this ANPRM, on June 21, 2024, the U.S. Department of the Treasury (the “Treasury”) issued a proposed rule on outbound U.S. investments involving China that generally follows the ANPRM. On October 28, 2024, the Treasury issued a final rule to implement the executive order of August 9, 2023 (the “Final Rule”). The Final Rule became effective on January 2, 2025. The Final Rule targets investments involving persons and entities associated with “countries of concern,” including China, and it imposes investment prohibition and notification requirements on a wide range of investments in companies engaged in certain types of activities relating to three sectors: (1) advanced microchips and microelectronics, (2) quantum computing, and (3) artificial intelligence systems (“Covered Activities”), with persons from countries of concern engaged in these Covered Activities included in the definition of “Covered Foreign Persons.” Investments by U.S. persons subject to the Final Rule, which are defined as “covered transactions,” include acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a national stock exchange. The Final Rule is aimed at exerting greater U.S. government oversight over U.S. direct and indirect investments involving China, and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers including us. We do not believe we are a Covered Foreign Person under the Final Rule. However, to the extent that we are deemed a Covered Foreign Person engaged in the development of Covered Activities, the Final Rule could limit our ability to raise capital from U.S. investors generally, in which case our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital raising capacity and our business, financial condition and prospects.

Risks Related to Our Class A Ordinary Shares and This Offering

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our board of directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares. In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any holder of Class B Ordinary Shares retains their shares.

There has been no public market for our Class A Ordinary Shares prior to this Offering, and if an active trading market does not develop, you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this public Offering, there has been no public market for our Class A Ordinary Shares. We have applied for our Class A Ordinary Shares to be listed on the Nasdaq Capital Market. There is no guarantee that our application will be approved by the Nasdaq Capital Market. If an active trading market for our Class A Ordinary Shares does not develop after this Offering, the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected. You may not be able to sell any Class A Ordinary Shares that you purchase in the Offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB- registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, China’s Ministry of Finance, and the PCAOB signed the SOP Agreements governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the SOP Agreements disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. In addition, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities.

Our auditor, KD & Co., has been inspected by the PCAOB on a regular basis and KD & Co. is not subject to the determinations announced by the PCAOB on December 16, 2021.

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The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend ourselves. This situation will be costly and time-consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Class A Ordinary Shares.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of us will hold a large portion of the company’s listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing, which might cause delay or even denial of our listing application.

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The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Upon the consummation of this Offering, we will have a relatively small public float due to the relatively small size of this Offering, the ownership percentage of our executive officers and directors, and greater than 5% shareholders. As a result of our small public float, our Class A Ordinary Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. The rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. In addition, you may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this Offering or if you purchase our Class A Ordinary Shares prior to any price decline.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the pro forma net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution of $3.467 per share, assuming an initial public offering price of $4.00, which is the low end of the price range as set forth on the cover page of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this Offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. An aggregate of 9,460,000 Class A Ordinary Shares are outstanding before the consummation of this Offering and 13,210,000 Class A Ordinary Shares (or 13,772,500 Class A Ordinary Shares, if the over-allotment option is fully exercised) will be outstanding immediately after the consummation of this Offering. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

As of the date of this prospectus, we do not plan to pay any dividends out of our retained earnings after listing our Ordinary Shares on Nasdaq. We cannot assure you that we will pay dividends in the future.

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If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The market price for our Class A Ordinary Shares may be volatile.

The initial public offering price for our Class A Ordinary Shares may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	our capability to catch up with the technology innovations in the industry;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between Hong Kong dollar and the U.S. dollar; and

●	general economic or political conditions in Hong Kong, the PRC and greater Asia region.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are a business company with limited liability incorporated under the laws of the British Virgin Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles, as amended and restated from time to time, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary duties of our directors under the British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, the British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Certain corporate governance practices in the British Virgin Islands, where our Company is incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance after we complete this Offering. If we choose to follow the British Virgin Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Risk Factors – Risks Related to Our Ordinary Shares and This Offering – As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.”

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our Board of Directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Shares—Differences in Corporate Law.”

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As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of the Nasdaq listing rules by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions with only independent directors; or

●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to the U.S. issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this Offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in e Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Volatility in our Class A Ordinary Shares price may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Our pre-IPO shareholders will be able to sell their shares after completion of this Offering subject to restrictions under the Rule 144.

Our pre-IPO shareholders, the Beneficial Owners, may be able to sell their Ordinary Shares under Rule 144 after completion of this Offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this Offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the Offering, to the detriment of participants in this Offering. Under rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the ordinary shares to be sold pursuant to Rule 144 during the pendency of this Offering.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this Offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact- intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our ordinary shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder and such U.S. Holder may be subject to additional reporting requirements. For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation— Passive Foreign Investment Company.”

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There are political risks associated with conducting business in Hong Kong.

Our operations are based in Hong Kong. Accordingly, our business operations and financial conditions will be affected by the political and legal developments in Hong Kong. During the fiscal years ended June 30, 2024 and 2025, we derived all of our revenue from operations in Hong Kong and, specifically, from ARMCL. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of ARMCL. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since all of our operations is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

The Hong Kong protests that occurred in 2019 (the “Hong Kong Protests”) adversely affected various sectors of the Hong Kong economy, most notably, the airline, retail, and real estate sectors which saw their sales decline.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward- looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

●	our expectations regarding our client base;

●	our ability to procure the applicable regulatory licenses in the relevant jurisdictions that we operate in;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The corporate and taxation advisory industries in Hong Kong and greater Asia, may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the new and rapidly changing nature of the financial consultancy industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ materially from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange controls or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located in Hong Kong. In addition, a majority of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our British Virgin Islands counsel, and SH WONG&CO, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been further advised by Ogier, our counsel as to the laws of the BVI that BVI does not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation. SH WONG&CO has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us and based upon an assumed initial public offering price of $4.00 per Class A Ordinary Share, which is the low end of the price range as set forth on the cover page of this prospectus, for net proceeds of approximately $12,883,308.

We plan to use the net proceeds we receive from this Offering for the following purposes:

Use of Proceeds	Percentage of the net proceeds
Brand promotion and marketing	20%
Recruitment of talented personnel	20%
Expansion to new offices and expanding the scope of services that we provide	50%
General working capital	10%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. See also “Risk Factors — Risk Related to Our Ordinary Shares and This Offering — We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively” on page 36. To the extent that the net proceeds we receive from this Offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Brand promotion and marketing

After going public, we aim to further promote our branding, profile and professional capability in order to achieve strong reputation and reliable image. We believe enhancing the trust level from our existing/ potential client is the key success factor for our industry in long run.

Recruitment of talented personnel

Human resources are crucial for our industry, and recruitment of talented personnel continues to be one of our on-going top priority during day-to-day operation. Thus, we plan to recruit additional experienced certificated accountants with solid accounting background which can fit for our multiple line of business.

Expansion to new offices and expanding the scope of services that we provide

In order to grow our business, we are considering expanding our business in Hong Kong and later other targeted markets (including the Asia-Pacific and Middle East regions, including Singapore, Malaysia, Taiwan, Australia and United Arab Emirates). Through setting up of physical location in these new locations, we aim not only to capture new business opportunity (such as provide corporate consulting services for those local companies), but also to attract more local talented personnel to join us. We plan to allocate 50% of the net proceeds of the Offering to prepare for setting up new branches and offices in those locations including but not limited to research of market, location and regulation, assessment of labor and other costs, and preparation of establishment. We will decide an expansion plan based on our study and assessment, market condition, our cash position and projection of our business. We may, however, need additional capital to set up those new branches and offices based on our expansion plan. We cannot assure you that our operations will provide us with sufficient funds to carry out the expansion or that we will be able to raise additional funds for such purpose. We may adjust expansion from time to time based on various factors mentioned herein.

General working capital

We aim to reserve a portion of net proceeds for general working capital needs and use as daily operation. This can serve as a buffer to deal with the fluctuating economic environment and at the same time provide a stable finance backup for daily operational use.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

On June 30, 2025, ARMCL declared an interim dividend of HK$0.399 per share (equivalent to US$0.051 per share) or HK$7,189,720 in aggregate (equivalent to US$915,900), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. On August 31, 2025, ARMCL declared an interim dividend of HK$0.114 per share (equivalent to US$0.015 per share), or HK$2,057,250 in aggregate (equivalent to US$262,073), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. On October 31, 2025, ARMCL declared an interim dividend of HK$0.099 per share (equivalent to US$0.013 per share), or HK$1,774,500 in aggregate (equivalent to US$226,054), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. On December 31, 2025, ARMCL declared an interim dividend of HK$0.085 per share (equivalent to US$0.011 per share), or HK$1,521,000 in aggregate (equivalent to US$193,760), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party. Other than the foregoing, we have not declared or paid any cash dividends on our capital shares.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles, our Board of Directors may, by resolution of directors, authorize and declare a dividend to our shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our HK Subsidiaries.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation — Hong Kong Taxation.”

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis, giving effect to (i) the issuance of 2,460,000 Class A Ordinary Shares on September 15, 2025 for aggregate proceeds of $300,000, and (ii) dividends declared subsequent to June 30, 2025 totaling $681,887. These dividends represent changes in the retained earnings.

●	on a pro forma as adjusted basis, giving further effect to the issuance and sale of 3,750,000 Class A Ordinary Shares by us in this Offering at the assumed initial public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and non-accountable expense allowance to the Representative and other estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Actual	Pro Forma	Pro Forma As Adjusted(1) (2)
	US$	US$	US$
Cash	331,427	631,427	13,514,735

Shareholders’ Equity:

Class A Ordinary Shares, no par value, unlimited number of Class A Ordinary Shares authorized, 7,000,000 Class A Ordinary Shares issued and outstanding on an actual basis; and 13,210,000 Class A Ordinary Shares issued and outstanding on an adjusted basis	1	1	1
Class B Ordinary Shares, no par value, unlimited number of Class B Ordinary Shares authorized, 11,000,000 Class B Ordinary Shares issued and outstanding on an actual basis; and 11,000,000 Class B Ordinary Shares issued and outstanding on an adjusted basis	-	-	-

Additional paid-in capital	-	300,000	13,183,308

Retained earnings (deficit) (3)	3,049	(678,838)	(678,838)

Total equity (deficit)	3,050	(378,838)	12,504,471
Total Capitalization	3,050	(378,838)	12,504,471

(1)	The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing.

(2)	Reflects the sale of 3,750,000 Class A Ordinary Shares in this Offering at an assumed initial public offering price of $4.00 per share, which is the low end of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $12,883,308.

(3)	Includes dividends declared subsequent to June 30, 2025 totaling $681,887. These dividends represent changes in the retained earnings.

A $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per Class A Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $3.5 million, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

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DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Share you purchase to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Class A and Class B Ordinary Share after this Offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A and Class B Ordinary Share attributable to the existing shareholders for our presently outstanding Class A and Class B Ordinary Shares.

After giving effect to the issuance of 2,460,000 Class A Ordinary Shares on September 15, 2025 for aggregate proceeds of $300,000, our net tangible book value as of June 30, 2025 was approximately $323,941, or $0.016 per Ordinary Share (based on 20,460,000 Class A and Class B Ordinary Shares outstanding in aggregate). Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Class A and Class B Ordinary Share from the initial public offering price per Class A Ordinary Share and after deducting the estimated commissions to the Representative and the estimated offering expenses payable by us.

After giving further effect to our sale of 3,750,000 Class A Ordinary Shares in this Offering at the assumed public offering price of $4.00 per Class A Ordinary Share, which is the low end of the price range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 is $13,207,249, or $0.546 per Class A and Class B Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Class A and Class B Ordinary Share $0.530 to our existing shareholders and an immediate dilution in as adjusted net tangible book value per Class A and Class B Ordinary Share of $3.454 to new investors purchasing Class A Ordinary Shares in this Offering.

The following table illustrates this dilution on a per Class A and Class B Ordinary Share basis.

	No Exercise	Full Exercise
	of the	of the
	Over-	Over-
	allotment	allotment
	Option	Option
Assumed initial public offering price per Class A Ordinary Share	$4.00	$4.00
Net tangible book value per Ordinary Share as of June 30, 2025 (After giving effect to the issuance of 2,460,000 Class A Ordinary Shares on September 15, 2025 at a consideration of $300,000)	$0.016	$0.016
Increase in pro forma as adjusted net tangible book value per Class A and Class B Ordinary Share attributable to the existing shareholders	$0.530	$0.601
Pro forma as adjusted net tangible book value per Class A and Class B Ordinary Share after this Offering	$0.546	$0.617
Dilution per Class A and Class B Ordinary Share to new investors in this Offering	$3.454	$3.383

An increase (decrease) in the assumed initial public offering price of our Class A Ordinary Shares would increase (decrease) our net tangible book value after giving effect to the Offering assuming no change to the number of our Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting estimated expenses payable by us. The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of the Class A Ordinary Shares and other terms of this offering determined at pricing.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this Offering.

The following table summarizes, on an as adjusted basis as of June 30, 2025, the differences between existing shareholders and the new investors, the total consideration paid and the average price per Class A and Class B Ordinary Share before deducting the estimated commissions to the Representative and the estimated offering expenses payable by us.

	Class A and Class B Ordinary Shares purchased		Total consideration		Average price per Class A and Class B Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	20,460,000	84.5%	$300,001	2.0%	$0.01
New investors	3,750,000	15.5%	$15,000,000	98.0%	$4.00
Total	24,210,000	100.0%	$15,300,001	100.0%	$0.63

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. References to our Operating Subsidiary in the discussion of our financial condition and results of operations for the fiscal years ended June 30, 2024 and 2025 refer to ARMCL. In any discussion of our financial condition and results of operations following the completion of our acquisition of ICEDL in September 2025, references to our operating subsidiaries refer to ARMCL and ICEDL, collectively, as the context may require.

Overview

We are a holding company incorporated in the BVI with all of our operations conducted in Hong Kong by our wholly-owned subsidiaries, ARMCL and ICEDL. ARMCL provides going public corporate consultancy services, including (i) Pre-IPO advisory services, (ii) IPO advisory services, and (iii) Post-IPO advisory services, to small and medium-sized businesses. On September 10, 2025, we acquired 100% of the equity interests of ICEDL to further expand our service portfolio into Environmental, Social, and Governance (“ESG”) advisory services.

Since our inception, our revenues were mainly generated from services provided by ARMCL. We generated a total revenue of approximately HK$4,490,250 and HK$15,298,060 (US$1,948,822) for the fiscal years ended June 30, 2024 and 2025, respectively. The revenues generated from Pre-IPO advisory services were nil and HK$3,720,000 (US$473,891) for the fiscal years ended June 30, 2024 and 2025, respectively. The revenues generated from IPO advisory services were HK$3,369,000 and HK$2,302,560 (US$293,323) for the fiscal years ended June 30, 2024 and 2025, respectively. The revenues generated from Post-IPO advisory services were HK$1,121,250 and HK$9,275,500 (US$1,181,608) for the fiscal years ended June 30, 2024 and 2025, respectively. We reported net loss of HK$356,696 for the fiscal year ended June 30, 2024 and net income of HK$7,507,014 (US$956,320) for the fiscal year ended June 30, 2025.

ARMCL focuses on assisting small to medium-sized corporations by providing “one-stop solutions” in going public corporate consultancy services. ARMCL has a team of qualified and experienced professionals with solid background in accounting, corporate finance and pre-IPO advisory for the Hong Kong and U.S. capital markets and holds recognized professional qualifications.

Key factors that affect operating results

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

General macroeconomic conditions in Hong Kong and the U.S.

Our business is closely related to the macroeconomic conditions in Hong Kong and the U.S.. Through our HK Subsidiaries, we provide professional advisory services that are affected by the broader economic environments in both jurisdictions. Any material deterioration in the financial and economic conditions in Hong Kong or the U.S. could materially and adversely affect the business and prospects of our HK Subsidiaries. The macroeconomic environments in both Hong Kong and the U.S. are susceptible to changes in the global, as well as domestic economic, social and political conditions, including, but not limited to, interest rate fluctuations, volatility of foreign currency exchange rates, monetary policy changes and legal and regulatory changes. When there are unfavorable changes in the global or local market conditions, the financial and capital markets in Hong Kong may experience negative fluctuations in its performance. It may directly affect the demand for our services, pricing strategies, the level of business activities and consequently our revenue derived therefrom. This may materially and adversely affect our business, financial condition, and results of operations.

Revenue from our professional advisory services is generated on a project-by-project basis

We are engaged to provide professional advisory services on a project-by-project basis, and our financial performance in this business segment may be affected by, among other things, demand for our services, our capacity to undertake new projects, the number and size of initial public offerings as well as other external factors which may be outside our control. In particular, demand for professional advisory services may be materially affected by prevailing market conditions, as prospective listing applicants and listed issuers may determine to delay, terminate, scale-back or relocate their fundraising plans and/or activities in the event investment sentiment and appetite are reduced by adverse, unfavorable or uncertain market conditions. Our financial results may also be materially and adversely affected if we are unable to secure new engagements in the future. When we are unable to secure such engagements, our business, financial condition, and results of operations may be materially and adversely affected.

Competition

We are currently facing intense market competition. Some of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion and support of their customer acquisition and retention channels. In light of the low barriers to entry in the financial consulting industry, we expect more players to enter this market and increase the level of competition. Our ability to differentiate our services from other competitors will have significant impact on our business growth in the future.

We believe that our HK Subsidiaries have differentiated their services with a comprehensive range of professional advisory services with high flexibility and established reputation with proven track record. Should our HK Subsidiaries fail to compete with their competitors, maintain their competitive advantage or keep pace with technological changes, our overall results of operations could be materially and adversely affected.

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Comparison of year ended June 30, 2024 with year ended June 30, 2025

The following table sets forth key components of our results of operations for the years ended June 30, 2024 and 2025:

	For the years ended June 30,
	2024	2025	2025	Variance	% of variance
	HK$	HK$	US$	HK$
Revenue	4,490,250	15,298,060	1,948,822	10,807,810	240.7%

Operating expenses
Direct cost of revenue	4,854,940	6,427,440	818,793	1,572,500	32.4%
General and administrative expenses	9,322	115,876	14,761	106,554	1143.0%
Total operating expenses	4,864,262	6,543,316	833,554	1,679,054	34.5%
(Loss) Income from operations	(374,012)	8,754,744	1,115,268	9,128,756	-2440.8%

Other expense
Other expense, net	(14,757)	(2,121)	(270)	12,636	-85.6%
Total expense, net	(14,757)	(2,121)	(270)	12,636	-85.6%

(Loss) Income before income taxes	(388,769)	8,752,623	1,114,998	9,141,392	-2351.4%
Income tax benefit (expense)	32,073	(1,245,609)	(158,678)	(1,277,682)	-3983.7%
Net (loss) income	(356,696)	7,507,014	956,320	7,863,710	-2204.6%

Revenue

The following table sets forth the breakdown of our revenue by major revenue type for the years ended June 30, 2024 and 2025, respectively:

	For the years ended June 30,
	2024	2025	2025	Variance	% of variance
	HK$	HK$	US$	HK$
Pre-IPO advisory services	-	3,720,000	473,891	3,720,000	N/A
IPO advisory services	3,369,000	2,302,560	293,323	(1,066,440)	-31.7%
Post-IPO advisory services	1,121,250	9,275,500	1,181,608	8,154,250	727.2%
Total revenue	4,490,250	15,298,060	1,948,822	10,807,810	240.7%

Our revenue increased by HK$10,807,810 or 240.7% from HK$4,490,250 for the year ended June 30, 2024 to HK$15,298,060 for the year ended June 30, 2025, primarily because of the increase in our revenue derived from our pre-IPO advisory services and post-IPO advisory services, and was partially offset by the decrease in revenue derived from our IPO advisory services.

Revenue from our pre-IPO advisory services increased by HK$3,720,000, from nil for the year ended June 30, 2024 to HK$3,720,000 for the year ended June 30, 2025. The increase was mainly due to our expansion into new service offerings to meet growing market demand for early-stage IPO advisory services. During the year ended June 30, 2025, we successfully secured new clients requiring comprehensive feasibility studies and preliminary due diligence services for potential public offerings. This represents our strategic focus on capturing clients in the early planning phases of their listing journey, providing preliminary due diligence on operations and financial performance, identifying major issues affecting proposed flotations, and preparing comprehensive feasibility study reports with analysis and remediation recommendations.

Revenue from our IPO advisory services decreased by HK$1,066,440, or 31.7%, from HK$3,369,000 for the year ended June 30, 2024 to HK$2,302,560 for the year ended June 30, 2025. The decrease was mainly due to the completion of a major IPO project in January 2025. The completion of this engagement in early fiscal year 2025 contributed to the overall decrease in IPO advisory services revenue.

Revenue from our post-IPO advisory services increased by HK$8,154,250, or 727.2%, from HK$1,121,250 for the year ended June 30, 2024 to HK$9,275,500 for the year ended June 30, 2025. The increase mainly resulted from new post-IPO advisory services contracts secured during the year, including both clients transitioning from our IPO advisory services and new clients acquired through referrals.

Direct cost of revenue

The following table sets forth the breakdown of our cost of revenue for the years ended June 30, 2024 and 2025:

	For the years ended June 30,
	2024	2025	2025	Variance	% of variance
	HK$	HK$	US$	HK$
Consultancy fee	613,340	687,200	87,543	73,860	12.0%
Staff secondment fee	4,241,600	5,740,240	731,250	1,498,640	35.3%
Total direct cost of revenue	4,854,940	6,427,440	818,793	1,572,500	32.4%

Our cost of revenue increased by HK$1,572,500 or 32.4% from HK$4,854,940 for the year ended June 30, 2024 to HK$6,427,440 for the year ended June 30, 2025, which was mainly due to the increase in staff secondment fee because more seconded staff costs were incurred since more time and resources were allocated for supporting our professional advisory services in the year ended June 30, 2025.

Consultancy fee

Consultancy fee represents direct costs associated with engaging professional consultants and advisory service providers to support our service delivery to clients.

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Staff secondment fee

We utilize staff secondment arrangements to efficiently access specialized expertise for our professional advisory services. The staff secondment fee represents charges paid to a related party for providing seconded staff to our principal Operating Subsidiary, ARMCL. We believe this arrangement is cost-effective and minimizes business risks while ensuring high-quality service delivery. The staff secondment fee increased during the year ended June 30, 2025 due to expanded operations requiring additional seconded staff resources.

General and administrative expenses

Our general and administrative expenses consisted of the following:

	For the years ended June 30,
	2024	2025	2025	Variance	% of variance
	HK$	HK$	US$	HK$
Rent and rates	-	97,750	12,452	97,750	N/A
Professional fees	6,000	6,000	764	-	-
Others	3,322	12,126	1,545	8,804	265.0%
Total general and administrative expenses	9,322	115,876	14,761	106,554	1,143.0%

Our general and administrative expenses mainly represented rent and rates, and professional fees. Our general and administrative expenses increased by HK$106,554, or 1,143.0%, from HK$9,322 for the year ended June 30, 2024 to HK$115,876 for the year ended June 30, 2025, because we established a physical office space in the year ended June 30, 2025. We expect our general and administrative expenses to increase in the foreseeable future, as our business is expected to grow further. We expect our legal and professional fees for legal, audit, and advisory services to increase, as we will incur audit fees, legal fees and advisory fees for this Offering and subsequently once we become a public company upon the completion of this Offering.

Other expenses

Other expenses. Other expenses primarily related to bank charges.

Income tax (benefit) expenses

British Virgin Islands

The Company is incorporated in the British Virgin Islands and is not subject to taxation. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Entities incorporated in Hong Kong, ARMCL, are subject to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

Taxation in the statement of income represents:

	For the years ended June 30,
	2024	2025	2025	Variance	% of variance
	HK$	HK$	US$	HK$
Hong Kong:
Current tax	-	1,213,536	154,593	1,213,536	N/A

Deferred tax	(32,073)	32,073	4,085	64,146	-200.0%
Income tax (benefit) expense	(32,073)	1,245,609	158,678	1,277,682	-3983.7%

Our income tax increased by HK$1,277,682 from income tax benefit of HK$32,073 for the year ended June 30, 2024 to income tax expense of HK$1,245,609 for the year ended June 30, 2025, primarily due to the increase in income before income taxes.

Net (loss) income. As a result of the foregoing, we reported net loss of HK$356,696 and net income of HK$7,507,014 for the years ended June 30, 2024 and 2025, respectively.

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Liquidity and capital resources

As of the date of this prospectus, we have financed our operations primarily through cash flows from operations. We plan to support our future operations primarily from cash generated from our operations and the net proceeds from this Offering.

As reflected in our unaudited condensed consolidated financial statements, we reported net loss of HK$356,696 and net income of HK$7,507,014 for the years ended June 30, 2024 and 2025, respectively. As of June 30, 2025, we had cash in aggregate of HK$2,601,668. We had positive working capital that amounted to HK$23,941 as of June 30, 2025 as compared to negative working capital of HK$293,353 as of June 30, 2024. We believe such negative working capital was temporary, as (i) we had generated net cash provided by operating activities for each of the years ended June 30, 2024 and 2025; (ii) the negative working capital of HK$293,353 as of June 30, 2024 was insignificant; and (iii) we generated net income for the fiscal year ended June 30, 2025. Our working capital requirements were influenced by the size of the operations, the volume and dollar value of the sales contracts, the progress of execution of our customer contracts, and the timing for collecting billings and payment of our direct costs of revenue.

On June 30, 2025, ARMCL declared an interim dividend of HK$0.399 per share (equivalent to US$0.051 per share) or HK$7,189,720 in aggregate (equivalent to US$915,900), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party.

We believe that our current cash and cash flows provided by operating activities, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs for at least the next 12 months from the date of this prospectus. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Net cash provided by operating activities	4,932,581	4,838,304	616,353
Net cash used in financing activities	(4,766,000)	(2,505,900)	(319,228)
Net increase in cash	166,581	2,332,404	297,125
Cash at the beginning of year	102,683	269,264	34,302
Cash at the end of year	269,264	2,601,668	331,427

Operating activities

Net cash provided by operating activities amounted to HK$4,838,304 for the year ended June 30, 2025, mainly derived from (i) a net income of HK$7,507,014 for the year ended June 30, 2025; (ii) non-cash items of HK$32,073 representing deferred tax expenses; and (iii) changes in operating assets and liabilities of HK$2,700,783. Changes in operating assets and liabilities primarily included (i) a decrease in contract liabilities of HK$5,141,500, due to the recognition of revenue for services that had been paid for in advance by customers in prior periods; (ii) an increase in tax payable of HK$1,213,536, which was primarily due to income tax expenses accrued in the current year; and (iii) a decrease in prepaid expenses and other current assets of HK$1,212,680, which was mainly due to contract assets being converted to cash during the year ended June 30, 2025.

Net cash provided by operating activities amounted to HK$4,932,581 for the year ended June 30, 2024, mainly derived from (i) a net loss of HK$356,696 for the year ended June 30, 2024; (ii) non-cash items of HK$32,073 representing deferred tax benefits; and (iii) changes in operating assets and liabilities of HK$5,321,350. Changes in operating assets and liabilities primarily included (i) an increase in contract liabilities of HK$7,205,750, due to customers paying for services in advance; and (ii) an increase in prepaid expenses and other current assets of HK$1,875,400, which was mainly attributable to contract assets representing revenue recognized but had not yet been billed for the year ended June 30, 2024 and the prepayment of staff secondment fees.

Financing activities

Net cash used in financing activities amounted to HK$2,505,900 for the year ended June 30, 2025, which represented advances to a related party during the year ended June 30, 2025.

Net cash used in financing activities amounted to HK$4,766,000 for the year ended June 30, 2024, which represented advances to a related party during the year ended June 30, 2024.

Off-balance sheet arrangements

We did not have, during the periods presented, nor do we currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Capital expenditures

For the years ended June 30, 2024 and 2025, we did not purchase any property and equipment for use in our operations. Subsequent to June 30, 2025 and as of the date of this prospectus, we did not purchase any material property and equipment, and intangible assets for operational use. We do not have any other material commitments to capital expenditures as of June 30, 2025 or as of the date of this prospectus.

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Inflation

Inflation did not materially affect the business or the results of operations of our Operating Subsidiaries.

Seasonality

The nature of our Operating Subsidiaries’ business does not appear to be affected by seasonal variations.

Critical accounting estimates

Our discussion and analysis of our financial condition and results of operations relates to our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. There are other items within our financial statements that require estimation but are not deemed critical, as defined above. Changes in estimates used in these and other items could have a material impact on our financial statements.

Our critical accounting policies and practices include the following: revenue recognition. For a detailed discussion of our significant accounting policies and related judgments, please see “Note 2 — Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements. You should read the following description of critical accounting estimates in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Recent accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies.”

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Our assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances.

We believe that there is no significant credit risk associated with cash at banks in Hong Kong, which were held by reputable financial institutions in the jurisdiction where our Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of HK$800,000. Otherwise, these balances are not covered by insurance. We believe that no significant credit risk exists as these financial institutions have high credit quality and we have not incurred any losses related to such deposits.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. Our approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet our liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Interest Rate Risk

We are exposed to cash flow interest rate risk through changes in interest rates related mainly to our bank balances. We currently do not have any interest rate hedging policy in relation to cash flow interest rate risk and the risks due to changes in interest rates are not material. We monitor our exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign Exchange Risk

We are not exposed to any foreign currency risk.

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INDUSTRY BACKGROUND

Overview of Corporate Consultancy Market in Hong Kong

Market Overview

The corporate consultancy sector in Hong Kong is experiencing for a period of growth, underpinned by a recovering economic landscape, increasing regulatory complexity, and its strategic role as an international financial gateway. Within Hong Kong, the real estate, professional, and business services sectors are cornerstones of Hong Kong’s economy, demonstrating consistent growth. We believe that this positive trend is built on foundational strengths, including a competitive low-tax regime, stringent and transparent regulatory systems, and the unrestricted flow of capital and information, and that these factors create an efficient, low-cost operational environment that solidifies Hong Kong’s status as a premier global financial center and lead to increased capital market activity, corporate restructuring, and cross-border expansion—all of which drive demand for corporate consultancy services.

Definition and Industry Segmentation

The corporate consulting services market in Hong Kong is diverse, providing a wide spectrum of expertise tailored to the evolving needs of modern corporations. The following segments are directly relevant to our business:

●	Financial Advisory Services: As a global financial hub, this is a particularly significant segment in Hong Kong. It includes a broad range of services such as accounting, auditing, finance, taxation, and regulatory compliance with complex regulatory frameworks like the Hong Kong Listing Rules and the Takeovers Code. It also involves guiding companies through the intricate process of listing on international exchanges, such as Nasdaq and NYSE, by advising on corporate structure, financial management, and corporate governance.

●	Other Advisory Services: This segment caters to a wide range of specialized needs, including implementation consulting, investment consulting, and industry-specific advisory. An expanding component is Environmental, Social, and Governance (ESG) Consulting, which provides one-stop solutions for the structure, content, and design of ESG reports. Key ESG services include sustainability reporting enhancement, stakeholder engagement, materiality assessments, and report drafting for compliance with Hong Kong Exchanges and Clearing Limited (HKEX), Global Reporting Initiative (GRI), and other global standards. This category also includes Human Capital Consulting, which focuses on talent management, leadership development, compensation and benefits design, and organizational change management.

Market Drivers

Several powerful, interconnected factors are fueling the demand for corporate consultancy services in Hong Kong:

●	Robust Opportunities in the U.S. Capital Market: The U.S. market remains a highly attractive destination for capital raising, re-establishing itself as a top global venue. The U.S. IPO market demonstrated a robust recovery beginning in 2024 and accelerating into early 2025, moving decisively past the subdued activity of the previous year. In the first quarter of 2025, U.S. IPOs raised approximately US$11.7 billion from 84 offerings, the most active quarter since early 2022.[1] Our group has provided IPO advisory services for Hong Kong-based companies listing in the United States in 2024 and 2025. Strong aftermarket performance and investor interest in high-growth sectors like AI and cryptocurrency signal positive momentum, driving demand for advisory services related to complex cross-border listings and regulatory navigation.

Source: United States Securities and Exchange Commission

1 IPOs: Number and Proceeds, United States Securities and Exchange Commission
https://www.sec.gov/data-research/statistics-data-visualizations/initial-public-offerings-ipos/ipos-number-proceeds

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●	Supportive Macroeconomic Environment: The positive outlook for the corporate consultancy sector is strongly supported by the macroeconomic recovery in both Hong Kong and the United States. Hong Kong’s position as an international financial gateway continues to strengthen, while the U.S. capital markets have demonstrated robust recovery with renewed investor confidence. This synchronized recovery in two of the world’s most important financial markets creates a powerful tailwind for the consultancy sector, driving increased cross-border transactions, capital raising, and demand for advisory services.

●	The Rise of ESG as a Core Business Imperative: A pivotal global trend reshaping the corporate landscape is the increasing institutional emphasis on ESG factors. The HKEX has been a primary catalyst, progressively tightening rules since 2016 and incorporating key recommendations from the Task Force on Climate-Related Financial Disclosures (TCFD). New climate-related disclosure requirements and strong investor demand for sustainable investments have created a surge in demand for ESG reporting, assurance, and advisory services, making it a core offering and a significant driver of the market’s overall growth. Government initiatives, such as the HKEX Sustainable and Green Exchange (STAGE), further support this by enhancing transparency and access to green investment products.

Market Trends and Opportunities

●	Differentiated and One-Stop Services: In a crowded marketplace, clients increasingly prefer consulting firms that can offer integrated, one-stop solutions. Combining services like IPO sponsorship, underwriting, financial advisory, and ongoing compliance under one roof enhances efficiency, reduces the coordination burden on clients, and provides a holistic, strategic view of their financial needs. For companies pursuing an IPO, this integrated model is particularly compelling, as a single advisor can manage everything from pre-listing valuation and restructuring to acting as the sponsor and handling post-listing investor relations and compliance, creating a seamless and sticky client relationship. Firms that can successfully bundle these services are better positioned to win and retain clients.

●	FinTech and Digitalization: The adoption of technology is fundamentally transforming the consultancy industry. In the U.S. and Hong Kong, enterprises are increasingly seeking sophisticated advisory on integrating artificial intelligence (AI), managing cybersecurity risks, and executing digital transformation strategies. FinTech solutions are streamlining financial reporting, enhancing data analytics, and automating compliance checks, presenting significant opportunities for firms that invest in technology to deliver more accurate, efficient, and high-value advisory services.

Market Challenges and Threats

●	Intensified Competition and a Dynamic Landscape: Hong Kong’s corporate consultancy industry is a landscape of intense competition and rapid evolution, driven by soaring demand for digital transformation and the strategic opportunities of the Guangdong–Hong Kong–Macao Greater Bay Area. The market is a battleground for both global giants and a burgeoning ecosystem of specialized boutique firms. While major international players like McKinsey, BCG, Bain, and the “Big Four” professional services firms continue to dominate in terms of market share, smaller, more agile consultancies are carving out significant niches. This intensified competition is leading to a more fragmented and specialized market, where deep industry knowledge and targeted expertise are becoming crucial for success.

●	Talent Retention and Shortage: While the professional services sector shows sustained growth, with 394,418 people engaged as of March 2025 according to Hong Kong Census and Statistics Department[2], the industry faces a significant talent retention challenge. There is high demand for skilled professionals, particularly those with advanced data, regulatory, and ESG skills. Specifically, there is a shortage of seasoned IPO advisors who possess a blend of financial acumen, regulatory knowledge, and project management skills to guide a company through a successful listing. The rapid growth of the ESG sector has outpaced the supply of qualified professionals with the required interdisciplinary mix of financial, scientific, and strategic expertise, creating a talent shortage. Businesses must invest heavily in creating attractive career paths to retain key talent in a fiercely competitive market.

●	Fragmented Standards and Data Quality Issues: The global landscape of standards, particularly in areas like ESG, is still evolving and can be fragmented. This creates complexity for companies reporting across different jurisdictions. A primary operational challenge is the collection of accurate, reliable, and auditable data, especially for ESG metrics from complex supply chains. This “data gap” makes robust reporting difficult and drives demand for consultants who can establish effective data management processes.

Entry Barriers

New entrants to the corporate consultancy market face several significant barriers that protect established players:

●	Reputation and Professional Credentials: In a market where trust and credibility are paramount, establishing a strong reputation and a proven track record is crucial. This is especially true for winning high-stakes engagements like IPO advisory, where a company’s future is on the line, and for specialized areas like ESG, where a deep understanding of reporting frameworks, climate science, and the requirements of Hong Kong Exchanges and Clearing Limited, or HKEX, is essential.

●	High Cost of Operational Change and Technology: The industry requires continuous and significant investment in technology to remain competitive. The high initial capital outlay for implementing automated systems, advanced data analytics platforms, cybersecurity infrastructure, and specialized tools for ESG data management can be a substantial barrier for new or smaller firms.

●	Quality of Services and Economies of Scale: Established firms have developed deep institutional knowledge and industry expertise, allowing them to offer highly customized solutions. They also benefit from economies of scale, which allows for greater investment in marketing, talent development, and global resources—advantages that new entrants struggle to match.

2 Quarterly Report of Employment and Vacancies Statistics, Hong Kong Census and Statistics Department (C&SD)
https://www.censtatd.gov.hk/en/wbr.html?ecode=B10500032025QQ01

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BUSINESS

Overview

We are a holding company incorporated in the BVI with all of our operations conducted in Hong Kong by our wholly-owned subsidiaries, ARMCL and ICEDL. ARMCL provides going public corporate consultancy services, including (i) Pre-IPO advisory services, (ii) IPO advisory services, and (iii) Post-IPO advisory services, to small and medium-sized businesses. On September 10, 2025, we acquired 100% of the equity interests of ICEDL to further expand our service portfolio into Environmental, Social, and Governance (“ESG”) advisory services.

Since our inception, our revenues were mainly generated from services provided by ARMCL. We generated a total revenue of approximately HK$4,490,250 and HK$15,298,060 (US$1,948,822) for the fiscal years ended June 30, 2024 and 2025, respectively. The revenues generated from Pre-IPO advisory services were nil and HK$3,720,000 (US$473,891) for the fiscal years ended June 30, 2024 and 2025, respectively. The revenues generated from IPO advisory services were HK$3,369,000 and HK$2,302,560 (US$293,323) for the fiscal years ended June 30, 2024 and 2025, respectively. The revenues generated from Post-IPO advisory services were HK$1,121,250 and HK$9,275,500 (US$1,181,608) for the fiscal years ended June 30, 2024 and 2025, respectively. We reported net loss of HK$356,696 for the fiscal year ended June 30, 2024 and net income of HK$7,507,014 (US$956,320) for the fiscal year ended June 30, 2025.

ARMCL focuses on assisting small to medium-sized corporations by providing “one-stop solutions” in going public corporate consultancy services. ARMCL has a team of qualified and experienced professionals with solid background in accounting, corporate finance and pre-IPO advisory for the Hong Kong and U.S. capital markets and holds recognized professional qualifications.

During the two years ended June 30, 2025, ARMCL had 3, 2, and 4 client engagements for Pre-IPO advisory services, IPO advisory services, and Post-IPO advisory services, respectively. Our goal is to become a one-stop solution for going public corporate consultancy services and ESG advisory services for small and medium enterprises operating in Asia.

Corporate History and Holding Company Structure

We are a holding company incorporated in the BVI on August 29, 2025 under the BVI Act for the purposes of effectuating this Offering, and are not currently engaged in any operating business. We commenced our business through ARMCL, which was incorporated on January 26, 2018 and conducted our operations in Hong Kong through ARMCL for the provision of going public corporate consultancy services. On September 2, 2025, we incorporated our wholly owned subsidiary, Go Starry Limited (the “BVI Subsidiary”), under the BVI Act. The BVI Subsidiary acquired 100% of the equity interest of ARMCL from the ARMCL equity holders via instrument of transfer and contracts notes both dated September 10, 2025. On the same date, through the BVI Subsidiary, we acquired 100% of the equity interests of ICEDL, which is a Hong Kong company incorporated on August 23, 2012, to further expand our service portfolio into ESG advisory services via instrument of transfer and contracts notes both dated September 10, 2025.

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The following diagram illustrates our corporate legal structure and identify our subsidiaries as of the date of this prospectus and after giving effect to this Offering (assuming no over-allotment option is exercised):

Ho Wai (Howard), Tang
100%
MARH Limited (1)
Minority Shareholders (2)
Public Shareholders
Pre-IPO: 88.0%
Post-IPO: [ ]%
Pre-IPO: 12.0%
Post-IPO: [ ]%
Pre-IPO: 0.0%
Post-IPO: [ ]%
Starrygazey Inc.
British Virgin Islands, 2025
100%
Go Starry Limited
British Virgin Islands, 2025
100%
100%
ARM Capital Limited
Hong Kong, 2018
Institute of Corporate and Executive Development Limited
Hong Kong, 2012

Notes: All percentages reflect the equity interests held by shareholders.

(1)	Represents 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares held by MARH Limited, a Samoa company, which is 100% owned by Mr. Ho Wai (Howard) Tang.
(2)	Represents an aggregate of 2,460,000 Class A Ordinary Shares held by three minority shareholders. See “Principal Shareholders” beginning on page 64.

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Our principal executive office is located at Unit 901C, 9/F, Far East Consortium 121 Des Voeux Road Central, Central, Hong Kong, and our telephone number is (+852) 3752-2183. We maintain a website at www.armcap.net. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Competitive Strengths

We believe that the following strengths enable the Company to capture opportunities in the going public corporate consultancy service industry in Hong Kong and differentiate it from the competitors:

●	Experienced and Highly Qualified Team. We built a highly qualified professional service team with extensive experience in corporate finance. The majority of the members of our management team are qualified accountants with solid experience in accounting and corporate consultancy. For example, Mr. Ka Chun (Matthew) Wong, our CEO, has over 14 years of experience in banking, accounting and corporate finance. We highly value members of our qualified professional team and are constantly looking to hire new talent.

●	Recognition and Reputation. We believe that many of our current and former clients have achieved their business objectives as a result of our services. We expect that our industry reputation will be a major driver for our continued growth.

●	Cooperation Relationship with Third Party Professional Providers. Over the past few years, through ARMCL, we have established working relationships with various third-party professionals in Asia and the United States, including those with experience in financial reporting, legal matters, and equity fundraising. We believe these relationships support the services we provide to our clients. Throughout our years of operation, we have regularly collaborated with legal counsels, auditors, and other professionals in the corporate and finance sectors on client-related projects. In some instances, our new client engagements have resulted from referrals made by these third-party professionals. We believe that the referrals reflect these professionals’ recognition of our services, credibility and commitment toward providing quality services to our clients. When clients require auditing, legal, or other professional services, we are generally able to refer them to external professionals with whom we have previously worked.

Our goal is to become a one-stop solution for going public corporate consultancy services and ESG advisory services for small and medium enterprises operating in Asia. We believe that our relationship with third-party professionals provides our clients with direct access to quality professional services. Some of ARMCL’s clients are listed on the U.S. exchanges and need to comply with various requirements or standards across different jurisdictions. We expect that maintaining long-term relationships with third-party professionals will enhance our ability to provide integrated support to clients and assist them more efficiently.

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Growth Strategies

Our long-term goal is to become a leading provider of one-stop solution for going public corporate consultancy services and ESG advisory services in Asia and in the U.S. The strategies that we plan to implement to achieve this goal include:

Attracting and recruiting highly qualified professionals to join ARMCL’s team

ARMCL will continue hiring qualified accountant and industry professionals. As a provider of going public corporate consultancy services, ARMCL’s services are derived from the knowledge, expertise and insight of its professional team. In order to expand and grow its business, ARMCL must recruit and attract highly qualified professionals to join its team. In order to attract quality candidates, ARMCL has incorporated an internal promotion system, incentive system and training program as part of its staff retention practice. We believe that our becoming a publicly traded company may enhance ARMCL’s reputation, which could support its efforts to attract and retain talent.

Expanding ARMCL’s corporate consultancy services from Hong Kong-based markets to the greater-Asia market

Leveraging Hong Kong’s position as an international finance center, ARMCL plans to target potential corporate clients from various other jurisdictions, including Singapore, Malaysia, Taiwan, Australia and United Arab Emirates. Management believes there to be strong demand in these regions for a Hong Kong-based corporate services provider with cross-border expertise. ARMCL intends to explore collaborations with local firms in selected markets to establish a presence and expand its client base internationally.

Investing in new complementary business ventures to facilitate the growth of our business and create more sources of revenues

We seek to support the growth of our business and diversify revenue streams by exploring complementary business ventures. One such initiative is the recent acquisition of ICEDL, which marks our entry into ESG advisory services. Management continues to evaluate opportunities to expand our service offerings, particularly those aligned with the needs of the target client base. Expanding into new service areas may require additional investment in human capital and infrastructure. We believe that these initiatives could enhance our overall service capabilities and better position us to meet evolving client demands.

Services Provided by ARMCL

Pre-IPO Advisory Services

ARMCL provides Pre-IPO advisory services to corporate clients evaluating a public listing. These services are generally provided pursuant to mandate letters that set out the scope of work, obligations of both parties, and commercial terms.

Under such mandates, ARMCL is engaged as a financial adviser to assess the feasibility of a proposed public listing. The scope of work generally includes (i) conducting preliminary due diligence on the operations and financial performance of the client group, (ii) identifying major regulatory, operational, or structural issues that may affect the IPO process, (iii) developing a viable timeline for the proposed listing, and (iv) preparing a comprehensive feasibility study report, typically delivered within 90 days of the mandate’s effective date. The feasibility report may include ARMCL’s analysis, recommendations, and identification of areas requiring remediation prior to proceeding with an IPO.

Under the terms of these mandate letters, ARMCL typically charges a fixed, non-refundable advisory fee, payable either in full upon signing of the mandate or in two stages — with one portion due upon signing and the remainder upon delivery of the feasibility study report. The advisory fee does not cover third-party professional expenses (such as legal, audit, or tax advisory fees), which are borne by the client. ARMCL may also be reimbursed for pre-approved out-of-pocket expenses incurred in connection with the engagement, subject to pre-approval thresholds agreed in the mandate letters.

ARMCL is generally engaged on an exclusive basis during the engagement period, meaning the client agrees not to appoint another financial adviser for the same scope of work without ARMCL’s written consent. Termination provisions are typically included, allowing either party to terminate the mandate with written notice. In certain cases, if the client proceeds with a full IPO advisory engagement following the feasibility phase, ARMCL may offer a commercial credit toward future advisory fees.

Pre-IPO advisory services are tailored to companies in the preparatory phase and focus on strategic planning and IPO readiness assessment, often preceding more formal IPO execution workstreams.

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IPO Advisory Services

ARMCL provides comprehensive IPO advisory services to clients preparing for a public listing. These services are generally provided pursuant to mandate letters that set out the scope of work, obligations of both parties, and commercial terms.

Under such mandates, ARMCL is engaged as a consultant to advise and assist clients throughout the IPO process. The scope of work generally includes (i) coordinating with legal, audit, underwriting, and other professional parties; (ii) assisting in the preparation and filing of the registration statement with the SEC and the listing application with Nasdaq; (iii) supporting responses to regulatory comments; (iv) advising on the offering structure, estimated costs, and timetable; and (v) assisting in finalizing the offering terms and managing key milestones through to the closing of the offering.

The IPO advisory fee is typically a fixed amount payable in three stages: upon mandate signing, first filing of the registration statement, and completion of the offering. Fees paid are generally non-refundable. If the engagement is terminated prior to completion of all deliverables, the client is not liable for any unpaid future installments, except for those already earned or settled, unless otherwise stipulated. In all cases, clients remain responsible for third-party professional fees and other transaction-related expenses (such as legal, audit, or transfer agent charges), which are not included in ARMCL’s advisory fee. ARMCL may also be reimbursed for pre-approved out-of-pocket expenses incurred in connection with the engagement, subject to pre-approval thresholds agreed in the mandate letters.

ARMCL is generally engaged on an exclusive basis for the duration of the IPO advisory engagement. Termination provisions are typically included, allowing either party to terminate the mandate with written notice.

IPO advisory services are geared toward companies that have committed to going public and require end-to-end support through the regulatory, transactional, and execution phases of the listing process.

Post-IPO Advisory Services

ARMCL provides post-IPO advisory services to clients that have successfully completed a public listing. These services are governed by mandate letters that define the scope of work, service period, and commercial terms.

Under such mandates, ARMCL is engaged as a consultant to support the client’s post-listing corporate and regulatory affairs. The scope of work generally includes (i) coordinating, upon request, with legal, audit, investor relations, and other professional parties; (ii) assisting in responding to comments or inquiries from relevant regulators; (iii) advising on the planning and execution of corporate actions or secondary offerings; and (iv) providing ongoing strategic guidance in connection with the client’s public company status. Services are typically performed over a fixed service period, following execution of the mandate and full settlement of the advisory fee.

The fee for post-IPO advisory services is typically structured either as a one-time fixed fee payable upon signing the mandate letter, or as a fixed monthly retainer paid over a specified service period. Fees paid are generally non-refundable, and clients remain responsible for any third-party professional fees or out-of-pocket expenses incurred in connection with the engagement, subject to pre-agreed thresholds.

Post-IPO advisory engagements are typically limited in scope and duration and focus on supporting the client’s transition and compliance obligations as a newly listed company.

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Services Provided by ICEDL

On September 10, 2025, we acquired 100% of the equity interests of ICEDL to further expand our service portfolio into ESG advisory services.

ICEDL is engaged in core sustainability program development and ESG advisory services, aiming to help corporations comply with applicable rules and regulations relevant to their industry and/or country.

Driven by a shared passion for promoting corporate sustainability, we are committed to helping organizations enhance their ESG performance as a key driver of long-term business value, and to accompanying our clients throughout their sustainability journey by providing comprehensive support at every stage—from sustainability program development to ESG reporting and beyond.

ESG Advisory Services

ICEDL helps its clients build their ESG profile and support their ESG reporting in compliance with the prevalent ESG-related standard and reporting framework.

A brief description of the flow of ICEDL’s process in providing ESG advisory services is set out as follows:

(1)	Project kick-off

ICEDL’s team of experienced experts kick-off the project by understanding the client’s business, corporate structure, current ESG practices and expectations of management to identify the appropriate reporting framework and standards, scope and reporting period of the ESG report to clients and allow the client to choose their preferred approach to the ESG reporting.

(2)	Stakeholder engagement

ICEDL’s professionals assist the clients to identify their stakeholders including but not limited to their customers, shareholders, employees and the communities. ICEDL offers structured stakeholder dialogue questionnaires and survey tools to collect the relevant requirements, expectations and interests of stakeholders to perform the subsequent assessment.

(3)	Materiality assessment and management of ESG risks and opportunities

ICEDL’s team collaborates with the client’s management team on conducting materiality assessment, through qualitative and quantitative analysis, to identify and evaluate material factors specific to client’s organization. ICEDL’s services also provide a materiality matrix based on the results from the stakeholder engagement exercise to be included in the ESG report.

(4)	Determining the structure of ESG framework

ICEDL works with clients to build the structure of ESG framework to assess and manage the ESG-related risks and opportunities, as well as establish the strategic growth objective and sustainable development goals. The team applies strong technical knowledge on the analysis of clients’ distinct businesses and their related ESG risks and opportunities, aiming to help clients to escalate their ESG program to develop new initiatives, enhance governance, establish relevant metrics and KPIs to capture activities with an impact on ESG areas and set up ESG-related policies and performance measurements. It provides guidance and advice to clients on establishing sustainable development targets that both address the expectation and interests of key stakeholders and be in line with the strength of the company to differentiate its clients from their peers.

(5)	ESG report compilation

ICEDL’s services help its clients in developing the ESG narratives and disclosures for the ESG report based on the prevalent ESG-related standard and reporting framework. It also assists in the information collection by coordinating the cooperation with client’s representatives of individual functions and departments. It reviews the strategic importance of individual ESG topics and supervises the information disclosure on the ESG report with regard to their respective strategic importance. It emphasizes the accuracy and transparency of the ESG reports its clients deliver.

(6)	Add-on services to ESG reporting

On the request of clients, ICEDL also provides ESG report translation services to assist client to deliver and present their ESG reports in different languages. In addition, it also provides graphic design which aligns with client’s corporate image.

(7)	Final communication and recommendations for improvement

ICEDL’s team identifies and evaluates weaknesses and present our findings and recommendations to clients’ management to enhance their ESG reporting process and monitoring of metrics and goals.

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Clients

ARMCL’s client base includes both private and publicly traded companies incorporated primarily in Hong Kong and the British Virgin Islands. As of the date of this prospectus, ARMCL had 15 client engagements.

The following table sets out the percentage of revenue generated from ARMCL’s top clients for the fiscal years ended June 30, 2024 and 2025, respectively:

For the fiscal year ended June 30, 2024
	Name of client	Types of services provided by us	Revenue %
Largest client	Client A	IPO advisory service and post-IPO advisory service	48.7
2nd largest client	Client B	IPO advisory service	33.9
3rd largest client	Client C	Post-IPO advisory service	17.4
Total			100.0

For the fiscal year ended June 30, 2025

	Name of client	Types of services provided by us	Revenue %
Largest client	Client B	IPO advisory service and post-IPO advisory service	36.3
2nd largest client	Client C	Post-IPO advisory service	25.5
3rd largest client	Client A	Post-IPO advisory service	13.4
4th largest client	Client D	Pre-IPO advisory service	12.7
5th largest client	Client E	Pre-IPO advisory service	6.5
Total			94.4

ICEDL’s client base includes both private and publicly traded companies incorporated primarily in Hong Kong, the British Virgin Islands and the Cayman Islands. As of the date of this prospectus, ICEDL had ten client engagements.

Marketing

A majority of ARMCL’s new clients were generated through referrals from existing or former clients, business partners, and third parties with whom we work. Our marketing effort is focused on establishing close and mutually-beneficial relationships with key partners and individuals that have clients that require “one-stop” professional services. We believe that ARMCL’s professionalism, reputation, customer satisfaction and work product will be the greatest driver of new business.

ARMCL also strives to maintain professional relationships with its former and prospective clients. ARMCL’s former clients have benefited from its services and have introduced it to prospective clients. After operating for more than seven years, ARMCL compiled a database consisting of former and prospective clients, using each as a resource for business connections and social relations.

Furthermore, ARMCL’s employees have been working in various industries for many years, and accumulated networks of business and social relations including personal connections and corporate associations which are all valuable resources through which it can potentially generate new business.

We are currently aiming to grow ARMCL’s client base and expand its services in various jurisdictions across the Asia-Pacific and Middle East regions, including Singapore, Malaysia, Taiwan, Australia and United Arab Emirates. We are considering establishing new offices in these locations as well as looking for new and effective marketing channels for growing our business internationally.

In addition to the marketing efforts described above, ARMCL maintains a website at www.armcap.net. The information contained in, or accessible through, the website is not incorporated into this prospectus or the registration statement of which this prospectus forms a part.

By further expanding our service portfolio and acquiring ICEDL in September, 2025, we expect to leverage ICEDL’s client base and generate meaningful synergies from the integration of ICEDL’s client base with our existing operations.

Competition

We face competition from a number of PRC based consulting companies providing going public consulting services. However, we believe that we are able to differentiate ourselves from our competitors through our high-level services, our ability to offer a range of services to each client, and our track record.

Employees and Consultants

We had a total of 1, 1, 1 and 3 full time employees, and nil, 3, 2 and 3 independent contractor consultants for the fiscal years ended June 30, 2023, 2024, 2025 and the date of this prospectus, respectively.

We consider that we have maintained a good relationship with the employees and have not experienced any significant disputes with the employees or any disruption to the operations due to any labor disputes. In addition, ARMCL has not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel. None of our employees or consultants is represented by a labor union.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

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Property

As of the date of this prospectus, we do not own any real property. Our principal executive office is located at Room 901C, 9/F, Far East Consortium Building, 121 Des Voeux Road Central, Central, Hong Kong. ARMCL leased an aggregate of 20 square meters of property which serves as our principal executive office. The duration of the current lease is for one year, from September 1, 2025 to August 31, 2026.

We believe our facilities are sufficient for our business operation.

Seasonality

Generally, we do not experience any material seasonality in our business.

Insurance

We are of the view that coverage of insurance policies taken out by us is adequate for our operations in all material aspects and is in line with the standard industry practice in Hong Kong. Aside from the insurance coverage described above, we intend to purchase directors and officers liability insurance in the future.

Intellectual Property

ARMCL owns the domain name for our website: www.armcap.net.

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REGULATIONS

Regulations Related to our Business Operation in Hong Kong

Our business operations are conducted in Hong Kong and are subject to Hong Kong laws and regulations. This section summarizes the most significant rules and regulations that affect our business activities in Hong Kong.

Supply of Services

Under the Supply of Services (Implied Terms) Ordinance (Cap. 457), certain terms are implied in the contracts with customers for the supply of services, including: (a) that the supplier will carry out the service with reasonable care and skill; (b) that the supplier will carry out the service within a reasonable time (if the time of service is not fixed or fixed in a manner agreed); (c) that the party contracting with the supplier will pay a reasonable charge (if the consideration is not determined by the contract or left to be determined in a manner agreed or by course of dealing between the parties).

Under the Unconscionable Contracts Ordinance (Cap. 458), if the Hong Kong court finds that a contract for sale of goods or supply of services (in which one of the parties deals as consumer) to have been unconscionable in the circumstances relating to the contract at the time it was made, the court may: (a) refuse to enforce the contract; (b) enforce the remainder of the contract without the unconscionable part; (c) limit the application of, or revise or alter, any unconscionable part to avoid unconscionable result.

Employment Ordinance

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) provides for the protection of the wages of employees and regulates the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) provides for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, an employer is required to take out an insurance policy to insure against the injury risk of his or her employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as at the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as at the date of this prospectus). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as at the date of this prospectus).

Regulations on business registration

Under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), every person carrying on any business is required to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch. ARMCL and ICEFL have obtained valid business registration certificates and have not been refused by the Inland Revenue Department for their applications for renewal of their respective business registration certificates.

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MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees.

The following individuals are members of the Board and management of the Registrant.

Directors and Executive Officers	Age	Position/Title
Ka Chun (Matthew) Wong	37	Chief Executive Officer, Director, and Chairman of the Board
Kam On (Carlos) Chung	37	Chief Financial Officer
Man Sun Yeung	45	Independent Director Nominee*
Ho Kan (Matthew) Chu	32	Independent Director Nominee*
Kai Chung (Chris) Chan	46	Independent Director Nominee*

*	The appointment of each director nominee will commence on the effective date of the registration statement of which this prospectus forms a part.

The following is a brief biography of each of our executive officers and directors:

Mr. Ka Chun (Matthew) Wong has served as chief executive officer of our Company since September 2025. Mr. Wong has over 14 years of experience in the financial industry spanning across corporate finance advisory, capital market transaction advisory and auditing. Mr. Wong was an auditor at Deloitte Touche Tohmatsu from September 2011 to November 2013, and an auditor at PricewaterhouseCoopers from December 2013 to March 2017. Mr. Wong then served as assistant vice president in the investment banking division of Zhongtai International Capital Limited from March 2017 to December 2017 and vice president in the investment banking division of GF Capital (Hong Kong) Limited from December 2017 to June 2019. He is currently vice president in the corporate finance division and a responsible officer (Type 6 – advising on corporate finance regulated activities) of Ample Capital Limited. During his employment with Zhongtai International Capital Limited, GF Capital (Hong Kong) Limited and Ample Capital Limited, Mr. Wong executed a wide variety of capital markets and corporate finance transactions, including initial public offerings, mergers and acquisitions, equity fund raisings, structured finance and compliance advisory. Mr. Wong has been appointed as independent director of Golden Power Group Holdings Limited, (HKEX: 3919) since December 2023, independent director of Cre8 Enterprise Ltd (Nasdaq: CRE) since July 2025, and independent director of Sun Kong Holdings Limited (HKEX: 8631) from December 2018 to December 2024 and reappointed as independent director since December 2025. Mr. Wong obtained a Bachelor’s degree in Business from Monash University, Melbourne, Australia in September 2011. He has also been a member of the CPA Australia since January 2016, a member of the Chartered Institute of Management Accountants since December 2016, and a member of Chartered Global Management Accountant since December 2016.

Mr. Kam On (Carlos) Chung has served as chief financial officer of ARMCL since August 2025. Mr. Chung has over 10 years of professional experience across finance and accounting, compliance, internal controls, taxation and public accounting. Prior to joining our Company, Mr. Chung was a financial leader with a blend of experience at local and multinational corporations. Mr. Chung obtained a Bachelor of Business Administration in Accountancy degree from City University of Hong Kong in 2011 and he is a member of the Hong Kong Institute of Certified Public Accountants.

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Mr. Man Sun Yeung will serve as the Company’s independent director from the effective date of the registration statement of which this prospectus forms a part. Mr. Yeung has more than 18 years of experience in the accounting and financial industries, gained from different business entities. Presently, Mr. Yeung is the executive director of RTC Capital Limited. Mr. Yeung served as a company secretary of Evershine Group Holdings Limited (HKEX: 8022) from April 2020 to January 2021 and China 33 Media Group Limited (HKEX: 8087) from January 2019 to June 2022. Mr. Yeung also served as an executive director of My Heart Bodibra Group Limited (HKEX: 8297) from February 2018 to December 2018. Mr. Yeung has been appointed as an independent non-executive director of the Simplicity Holding Limited (HKEX: 8367) since August 19, 2021. Mr. Yeung has been the independent director of Super X AI Technology Limited (Nasdaq: SUPX) from April 2024 to June 2025. Mr. Yeung obtained a Bachelor of Business Administration in Accountancy degree from City University of Hong Kong in November 2003 and a Master of Corporate Governance degree from Polytechnic University of Hong Kong in September 2015. Mr. Yeung is a member of the Hong Kong Institute of Certified Public Accountants, and an associate member of both the Institute of Chartered Secretaries and Administrators in the United Kingdom and The Hong Kong Institute of Chartered Secretaries.

Mr. Ho Kan (Matthew) Chu will serve as the Company’s independent director from the effective date of the registration statement of which this prospectus forms a part. Mr. Chu has over 8 years of experience in the corporate finance industry. Currently, Mr. Chu serves as the Area Head of Greater China at XHK Limited (Exante), a position he has held since July 2025. Prior to this, he was a Senior Relationship Manager at the same company from November 2024 to July 2025. He worked at Ample Capital Limited from March 2018 to October 2024, holding positions of Manager, Senior Associate, and Associate. He also served as an Executive at Lego Corporate Finance Limited from January 2016 to July 2017. Mr. Chu is currently pursuing a PhD in Management from Shanghai University of Finance and Economics. He obtained his MBA and a Bachelor of Business Administration in Economics and Management from The Hong Kong University of Science and Technology (HKUST). He holds licenses from the Securities and Futures Commission for Dealing in Securities and Dealing in Future Contracts.

Mr. Kai Chung (Chris) Chan will serve as the Company’s independent director from the effective date of the registration statement of which this prospectus forms a part. Mr. Chan has more than 20 years of experience in the accounting, auditing and financial advisory industries, gained from different business entities. Presently, Mr. Chan is the Director of the Advisory Services Department at Moore Advisory Services Limited, where he is responsible for internal auditing, compliance review, AML review, ESG reporting and Pre-IPO advisory services. Mr. Chan previously served as Senior Manager in the Risk Advisory Department at BDO Financial Services Limited from October 2009 to August 2014, and as Assistant Manager within the Internal Audit Department at NWS Transport Services Limited from May 2008 to August 2009. Mr. Chan has been appointed as an independent non-executive director of KNT Holdings Limited (HKEX: 1025) since December 2024. Mr. Chan obtained a Bachelor of Arts in Accountancy degree from The Hong Kong Polytechnic University in July 2004. Mr. Chan is certified by the Association of Chartered Certified Accountants (ACCA), holds the Certified in Risk and Information System Controls (CRISC) qualification from the Information Systems Audit and Control Association (ISACA), and is a Certified Internal Auditor (CIA) of the Institute of Internal Auditors (IIA).

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our Board of Directors will consist of four directors upon the effective date of the registration statement of which this prospectus forms a part.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our Amended and Restated Memorandum and Articles or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our Board of Directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	executing checks, promissory notes and other negotiable instruments on behalf of the company; and

●	maintaining or registering a register of relevant charges of the company.

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Terms of Directors and Executive Officers

Each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal. All of our executive officers are appointed by and serve at the discretion of our Board of Directors.

Qualification

There is currently no shareholding qualification for directors.

Compensation of Directors and Executive Officers

For the fiscal year ended June 30, 2025, we paid an aggregate of $nil as compensation to our executive officers and directors. Our Hong Kong subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Insider Participation Concerning Executive Compensation

Our Board of Directors, which will consist of Ka Chun (Matthew) Wong, Man Sun Yeung, Ho Kan (Matthew) Chu and Kai Chung (Chris) Chan upon the effective date of the registration statement of which this prospectus forms a part, is making all determinations regarding executive officer compensation from the time the Company first entered into employment agreements with executive officers up until the time where the three independent directors will be installed.

Committees of the Board of Directors

We will establish three committees under the Board of Directors upon the effective date of the registration statement of which this prospectus forms a part: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Man Sun Yeung, Ho Kan (Matthew) Chu and Kai Chung (Chris) Chan. Kai Chung (Chris) Chan will be the chairman of our audit committee. We have determined that Man Sun Yeung, Ho Kan (Matthew) Chu and Kai Chung (Chris) Chan will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our Board of Directors has also determined that Mr. Chan qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of us. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

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Compensation Committee. Our compensation committee will consist of Man Sun Yeung, Ho Kan (Matthew) Chu and Kai Chung (Chris) Chan, and Ho Kan (Matthew) Chu will be the chairman of our compensation committee. We have determined that Man Sun Yeung, Ho Kan (Matthew) Chu and Kai Chung (Chris) Chan will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Man Sun Yeung, Ho Kan (Matthew) Chu and Kai Chung (Chris) Chan, and Man Sun Yeung will be the chairperson of our nominating and corporate governance committee. Man Sun Yeung, Ho Kan (Matthew) Chu, and Kai Chung (Chris) Chan satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our Board of Directors or for appointment to fill any vacancy;

●	reviewing annually with our Board of Directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our Board of Directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Corporate Governance

The business and affairs of the Company are managed under the direction of our Board of Directors. We have conducted Board of Directors meetings regularly since inception. Each of our directors has attended all meetings either in person, via telephone conference, or through written consent for special meetings. In addition to the contact information in this prospectus, the Board of Directors has adopted procedures for communication with the officers and directors as the date hereof. Each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual shareholders’ meetings. All communications from shareholders are relayed to the members of the Board of Directors.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this Offering for:

●	each of our directors and executive officers;

●	all of our directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this Offering is based on 9,460,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this Offering is based on 13,210,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares outstanding immediately after the completion of this Offering, assuming no exercise of the over-allotment option, and 13,772,500 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares assuming full exercise of the over-allotment option.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, including Class B Ordinary Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have four shareholders of record, none of whom is located in the U.S. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to this Offering(2)					Ordinary Shares Beneficially Owned After this Offering(2)(3)
	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of Class A Ordinary Shares	Percentage of Class B Ordinary Shares	Percentage of Votes Held Prior to this Offering	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of Class A Ordinary Shares	Percentage of Class B Ordinary Shares	Percentage of Votes Held After this Offering
Directors and Executive Officers:	-	-	-	-	-	-	-	-	-	-
Ka Chun (Matthew) Wong	-	-	-	-	-	-	-	-	-	-
Kam On (Carlos) Chung	-	-	-	-	-	-	-	-	-	-
Man Sun Yeung	-	-	-	-	-	-	-	-	-	-
Ho Kan (Matthew) Chu	-	-	-	-	-	-	-	-	-	-
Kai Chung (Chris) Chan	-	-	-	-	-	-	-	-	-	-

All directors and executive officers as a group:

5% Shareholders:
MARH Limited (1)	7,000,000	11,000,000	74.0%	100.0%	98.9%	7,000,000	11,000,000	53.0%	100.0%	97.34%
Applied Equity International Limited(4)	820,000	0	8.7%	0.0%	0.4%	820,000	-	6.2%	-	0.35%
Major Treasure International Limited(5)	820,000	0	8.7%	0.0%	0.4%	820,000	-	6.2%	-	0.35%
Ruyi Strategic Investments Limited(6)	820,000	0	8.7%	0.0%	0.4%	820,000	-	6.2%	-	0.35%

Notes:

(1)	These shares are held by MARH Limited, a Samoa company held as to 100% by Mr. Ho Wai (Howard) Tang. The registered address of MARH Limited is: Vistra Corporate Services Centre, Ground Floor NPF Building, Beach Road, Apia, Samoa.
(2)	Beneficial ownership information disclosed herein represents direct and indirect holdings of entities owned, controlled or otherwise affiliated with the applicable holder as determined in accordance with the rules and regulations of the SEC.
(3)	After giving effect to the issuance and sale of 3,750,000 Class A Ordinary Shares by us in this Offering, assuming the underwriter does not exercise its option to purchase additional Class A Ordinary Shares.
(4)	Applied Equity International Limited, a company incorporated in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Hak Keung Andy, Sung, who holds voting and/or dispositive power over the 820,000 Class A Ordinary Shares held by Applied Equity International Limited as of the date of this prospectus.
(5)	Major Treasure International Limited, a company incorporated in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Kai Kit Joe, Poon, who holds voting and/or dispositive power over the 820,000 Class A Ordinary Shares held by Major Treasure International Limited as of the date of this prospectus.
(6)	Ruyi Strategic Investments Limited, a company incorporated in the British Virgin Islands as a limited liability company, is an investment holding company which is owned as to 52.5% by Fung Ting Yuen, 42.5% by Man Yi Au, and 5.0% by Hak Wai Cheung through a BVI company, Ruyi Strategic Investments Limited as of the date of this prospectus.

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RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

The relationship of related party balances and transactions are summarized as follows:

Name of related parties	Relationship with the Company
Mr. Ho Wai (Howard) Tang	The controlling shareholder of the Company, MARH Limited, is controlled by Mr. Ho Wai (Howard) Tang
Ample Capital Limited (“Ample Capital”)	Mr. Ho Wai (Howard) Tang is the director of the company
Junee Limited	Mr. Ho Wai (Howard) Tang was the director of the company from July 2024 to August 2025

a. Due from a related party

As of June 30, 2024 and 2025, the balance of amounts due from a related party was as follows:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$

Mr. Ho Wai (Howard) Tang	4,683,820	-	-

The amount due from a related party was unsecured, non-interest bearing and repayable on demand. As of June 30, 2025 and as of the date of the prospectus, the amount due from Mr. Ho Wai (Howard) Tang has been fully settled.

b. Prepayments — a related party

As of June 30, 2024 and 2025, the balances of prepayments from a related party were as follows:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$

Ample Capital	783,800	388,560	49,499

The balance represented the prepayment of the staff secondment fee to a related party. The balances have been fully utilized in August 2025. As of the date of the prospectus, the Company had HK$529,760 prepayments to Ample Capital as staff secondment fee.

c. Related Party Transactions

For the years ended June 30, 2024 and 2025, the related party transactions were as follows:

Name	Nature	2024	2025	2025
		HK$	HK$	US$
Ample Capital	Staff secondment fee (1)	4,241,600	5,740,240	731,250

Junee Limited	Professional advisory services income (2)	-	3,120,000	397,457

Notes:

1.	Ample Capital provides seconded staff to ARMCL for the provision of professional advisory services and charges ARMCL a secondment fee for such services, and the Company considers that cooperating with Ample Capital is an efficient way to minimize the Company’s business risks, is cost-effective, having taken into account the qualifications and quality of services provided by Ample Capital. The staff secondment fee was recorded as direct cost of revenue.
2.	The Company provided the professional advisory services to Junee Limited for ongoing compliance support, investor relations guidance, corporate governance advisory, regulatory filing assistance, and strategic advisory services. The Company charged Junee Limited on a monthly retainer basis. The professional advisory service income was recorded as revenue.

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DESCRIPTION OF SHARES

We were incorporated as a BVI business company under the laws of the British Virgin Islands on August 29, 2025. As of the date of this prospectus, we are authorized to issue an unlimited number of shares with no par value divided into Class A Ordinary Shares, no par value and Class B Ordinary Shares, no par value.

As of the date of this prospectus, there are 9,460,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares issued and outstanding.

Ordinary Shares

General

All of our issued shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. There are no limitations imposed by our Amended and Restated Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Amended and Restated Memorandum and Articles. At each meeting of shareholders, each shareholder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share that such shareholder holds and each shareholder of Class B Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have 20 votes for each Class B Ordinary Share that such shareholder holds.

Conversion Rights

Class A Ordinary Shares are not convertible into Class B Ordinary Shares at any time. Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into one fully paid Class A Ordinary Shares.

Transfer of Ordinary Shares

Subject to the restrictions contained in our Amended and Restated Memorandum and Articles, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors. For so long as the Class A Ordinary Shares are listed on the Nasdaq Capital Market, Class A Ordinary Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to the Class A Ordinary Shares registered on the Nasdaq Capital Market.

History of Shares

The Company was established under the laws of the British Virgin Islands on August 29, 2025. The authorized number of Ordinary Shares was unlimited with no par value per share. On August 29, 2025, the Company issued 1 Ordinary Share to MARH Limited, for a consideration of US$1 per share.

On September 9, 2025, our sole shareholder, MARH Limited, approved a share subdivision of our every issued and unissued Ordinary Shares at a ratio of 1:18,000,000 (the “Share Subdivision”) and thereafter a redesignation and reclassification of the maximum number of authorised shares from unlimited number of shares without par value into unlimited number of shares without par value, divided into (i) Class A Ordinary Shares without par value and each having one (1) vote per share and (ii) Class B Ordinary Shares without par value, each having 20 votes per share (the “Share Redesignation”). As a consequence of the Share Subdivision and the Share Redesignation, on the same day, our company adopted the Amended and Restated Memorandum and Articles by resolutions of shareholders. Pursuant to the Share Subdivision and the Share Redesignation, the 1 issued Ordinary Share held by MARH Limited was cancelled and the Company re-issued 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares to MARH Limited.

The Share Subdivision, the Share Redesignation and the Amended and Restated Memorandum and Articles became effective on September 15, 2025 upon completion of the filing and registration of the Amended and Restated Memorandum and Articles with the Registry of Corporate Affairs of the British Virgin Islands. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the subdivision and the redesignation of our Ordinary Shares as if it had occurred at the beginning of the earliest period presented.

On September 15, 2025, the Company issued 2,460,000 Class A Ordinary Shares in aggregate to three (3) shareholders, at the consideration of US$300,000 in aggregate.

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Liquidation

As permitted by the BVI Act and our Amended and Restated Memorandum and Articles, we may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, or by resolution of directors provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities and the members by resolution approve the liquidation plan. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Ordinary Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in our Amended and Restated Memorandum and Articles.

If a shareholder fails to pay any call our Board of Directors may give to such shareholder not less than 14 days’ written notice requiring payment. The written notice shall also contain a statement that in the event of non-payment at or before the time named in the notice the Ordinary Shares, or any of them, in respect of which payment is not made will be liable to be forfeited. If such notice is not complied with, our Board of Directors may, before the payment required by the notice has been received, resolve that any Ordinary Shares the subject of that notice be forfeited.

Redemption of Ordinary Shares

We may purchase, redeem or otherwise acquire and hold our own Ordinary Shares save that we may not purchase, redeem or otherwise acquire our own Ordinary Shares without the consent of the shareholders whose Ordinary Shares are to be purchased, redeemed or otherwise acquired unless we are permitted or required by the BVI Act or any other provision in our Amended and Restated Memorandum and Articles to purchase, redeem or otherwise acquire the Ordinary Shares without such consent.

Variations of Rights of Shares

If at any time, the Company is authorized to issue more than one class of shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

General Meetings of Shareholders

Under our Amended and Restated Memorandum and Articles, a copy of the notice of any meeting of shareholders shall be given not less than 7 clear calendar days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice or such other date as may be specified in the meeting notice and are entitled to vote at the meeting. Our Board of Directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting rights. In addition, our Board of Directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the total voting rights on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

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At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50 percent of the votes of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if shareholders representing not less than one-third of the votes of the shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our Board of Directors shall be the chair presiding at any meeting of the shareholders. If the chair of our Board of Directors is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our Amended and Restated Memorandum and Articles to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs of the BVI which will include the company’s certificate of incorporation, its Amended and Restated Memorandum and Articles (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (i) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find More Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

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Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by us in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the Board of Directors of the Company prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

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A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an “Action”). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members propose to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Amended and Restated Memorandum and Articles be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

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When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the proceedings are likely to succeed;

●	the costs of the proceedings in relation to the relief likely to be obtained; and

●	whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our Amended and Restated Memorandum and Articles provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Amended and Restated Memorandum and Articles, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Anti-takeover provisions in our Amended and Restated Memorandum and Articles

Some provisions of our Amended and Restated Memorandum and Articles may discourage, delay, or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act, there are no provisions specifically prevent the issuance of preferred shares or any such other “poison pill” measures. If in the future, the shares we are authorized to issue are amended to include preferred shares, the Board of Directors of the Company, without further approval of the holders of ordinary shares, may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles, as amended and restated from time to time, as if they believe the exercise of such rights and powers are in good faith and in the best interests of our Company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Amended and Restated Memorandum and Articles. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our Amended and Restated Memorandum and Articles, a director of a Company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of the Board of Directors at which a matter relating to the transaction arises and be included amongst the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

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Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Amended and Restated Memorandum and Articles allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our Amended and Restated Memorandum and Articles do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the Board of Directors and can be held within or outside the British Virgin Islands as the Board of Directors considers necessary or desirable.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our Amended and Restated Memorandum and Articles does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the shareholders entitled to vote or by a resolution of directors.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. British Virgin Islands law has no comparable statute and our Amended and Restated Memorandum and Articles does not provide for the same protection afforded by the Delaware business combination statute.

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Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Amended and Restated Memorandum and Articles, we may appoint a voluntary liquidator by a resolution of the shareholders; or by resolution of directors provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities and the members by resolution approve the liquidation plan.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not we are in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our Amended and Restated Memorandum and Articles be effected by resolution of directors without shareholder approval.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended and Restated Memorandum and Articles may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and though we intend to apply listing on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this Offering, we will have 13,210,000 Class A Ordinary Shares issued and outstanding (assuming no over-allotment option is exercised). All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Rule 144

All of our Ordinary Shares outstanding prior to this Offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately 132,100 Class A Ordinary Shares immediately after this Offering (or 137,725 Class A Ordinary Shares if the underwriter exercises the over-allotment option in full); or

●	the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this Offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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TAXATION

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following brief summary sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. Unless otherwise noted in the following discussion, this section is the opinion of Hunter Taubman Fischer & Li LLC, our U.S. tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This brief description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	Pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

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●	U.S. expatriates;

●	Certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% (by vote or value) or more of our voting shares (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	investment trusts;

●	governments or agencies or instrumentalities thereof;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

All of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this Offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company rules (PFIC) discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other

U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is an income tax treaty between the United States and the BVI, clause (1) above is satisfied. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Passive Foreign Investment Company (“PFIC”) Consequences

Based on our current and anticipated operations and the composition of our assets, we believe we were not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the taxable year ended June 30, 2024 and the taxable year ended June 30, 2025. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, we currently do not expect that, for our taxable year ending June 30, 2026 or for any subsequent year, more than 50% of our assets may be assets which produce passive income. However, no assurance can be given in this regard. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the U.S. Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may still avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

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If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

●	An additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to- market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark- to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

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You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisors regarding the tax consequences of purchasing, holding or selling Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Class A Ordinary Shares.

●	Revenue gains from the sale of Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

●	Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of Class A Ordinary Shares are affected outside of Hong Kong such as, for example, on the New York Stock Exchange, should not be subject to Hong Kong profits tax.

●	According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

Profits Tax

Under the current laws of Hong Kong, no tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares).

Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax.

As from year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

British Virgin Islands Taxation

The disclosure relating to tax consequences under British Virgin Islands law is the opinion of Ogier, our counsel as to BVI law.

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders who are not tax resident in the British Virgin Islands.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the ordinary shares in the Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.

The Company is required to pay an annual government fee which is determined by reference to the amount shares the Company is authorized to issue.

As of 1 January 2005, the Payroll Taxes Act, 2004 came into force; however, it will not apply to a BVI business company except to the extent that the company has employees (and deemed employees) rendering services to the company from the BVI.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between Hong Kong and the British Virgin Islands.

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, has introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act (Revised) (the “ES Act”) came into force in the British Virgin Islands introducing certain economic substance requirements for in-scope British Virgin Islands entities which are engaged in certain “relevant activities,” which in the case of companies incorporated before January 1, 2019, will apply in respect of financial years commencing June 30, 2019 onwards. On March 12, 2019, the EU, as part of this ongoing initiative, announced the results of its assessment of the 2018 implementation efforts by various countries under its review. The British Virgin Islands was not on the announced list of non-cooperative jurisdictions, but was referenced in the report (along with 33 other jurisdictions) as being among countries requiring adjustments to their legislation to meet EU concerns by December 31, 2019 to avoid being moved to the list of non-cooperative jurisdictions.

Based on the ES Act currently, the Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ES Act will have little material impact on the company or its operations, as the legislation remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the company. The Company is required to make an annual filing with the BVI International Tax Authority confirming if it carried out any “relevant activities” during the preceding financial period and, if so, providing certain prescribed information.

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UNDERWRITING

We expect to enter into an underwriting agreement with Pacific Century Securities, LLC, as the Representative of the underwriters, with respect to the Class A Ordinary Shares in this Offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this Offering. Under the terms and subject to the conditions contained in the underwriting agreement, we are offering 3,750,000 Class A Ordinary Shares through the Representative as indicated below.

Name	Number of Class A Ordinary Shares
Pacific Century Securities, LLC	3,750,000
Total	3,750,000

The Representative has agreed to purchase from us on a firm commitment basis 3,750,000 Class A Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus. The Representative must buy all of the Class A Ordinary Shares being sold in this Offering if it buys any of them. The Representative is not obligated to purchase the Class A Ordinary Shares covered by the Representative’s over-allotment option to purchase Class A Ordinary Shares as described below. The Representative offers the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Representative of officer’s certificates and legal opinions. The Representative reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have been advised that the Representative intends to make a market in our Class A Ordinary Shares but that it is not obligated to do so and may discontinue making a market at any time without notice.

In connection with this Offering, the Representative or securities dealers may distribute prospectuses electronically.

Over-Allotment Option

We have granted to the Representative a 45-day option to purchase up to an aggregate of additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the Offering), at the offering price per Class A Ordinary Share less underwriting discounts. The Representative may exercise this option for 45 days from the date of closing of this Offering solely to cover sales of Class A Ordinary Shares by the Representative in excess of the total number of Class A Ordinary Shares set forth in the table above. Any Class A Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Class A Ordinary Shares that are the subject of this Offering.

Underwriting Discounts and Expenses

Shares sold by the Representative to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the Representative to securities dealers may be sold at a discount equal to seven percent (7%) per share from the initial public offering price. The Representative may offer the shares through one or more of its affiliates or selling agents. Upon execution of the underwriting agreement, the Representative will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discount we will pay to the Representative.

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price(1)	$4.00	$15,000,000	$17,250,000
Underwriter discounts	$0.28	$1,050,000	$1,207,500
Proceeds to us, before expenses (2)	$3.72	$13,950,000	$16,042,500

(1)	Initial public offering price per share is assumed as $4.00 per share, which is the low end of the price range set forth on the cover page of this prospectus.

(2)	We have also agreed to pay the Representative one percent (1%) of the gross proceeds from this Offering as a non-accountable expense allowance. We expect our total cash expenses for this Offering (including cash expenses payable to our Representative for its out-of-pocket expenses and non-accountable expenses allowance) to be approximately 0.9 million, exclusive of the above discounts. In addition, we will pay additional items of value in connection of this Offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses.

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We have agreed to reimburse the Representative up to a maximum of $250,000 for out-of-pocket accountable expenses (including, but not limited to, fees of legal counsel incurred by the Representative in connection with the Offering, all third parties due diligence including the cost of any background checks, reasonable roadshow expenses and one background check consultant), which includes an advance expense payment of $100,000, or the Advance, regardless of whether the Offering occurs, payable as follows: (i) $50,000 upon execution of the engagement letter; and (ii) $50,000 upon the first confidential filing to the SEC. In addition, at the closing of the Offering, the Company shall reimburse the Representative one percent (1%) of the gross proceeds of the actual amount of the Offering as a non-accountable expense allowance.

We have paid to the Representative $50,000 as the Advance upon the execution of the engagement letter by and between us and the Representative, dated August 20, 2025 (the “Engagement Letter”). Any portion of the Advance shall be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(g) (4)(A).

We estimate that the total expenses of the Offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $0.9 million.

Tail Financing

We have agreed that the Representative shall be entitled to a cash fee equal to seven percent (7%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor (1) who is actually introduced by the Representative to us; or (2) who was contacted by the Representative on behalf of us and was not previously known to us (the “Representative Introduced Investors”) at any time during the Engagement Period (as defined below) or within the twelve (12)-month period following the earlier of (i) [*], 2026, (ii) the final closing, if any, of this Offering, or (iii) the early termination of the engagement of the Representative (the “Engagement Period”) (excluding any existing investor of the Company or its subsidiaries or affiliates, provided that the Company provides a list of its existing shareholders), in connection with any public or private financing or capital raise (each a “Tail Financing”), provided that such Tail Financing is by a party actually introduced to us by the Representative in an offering in which the Company has direct knowledge of such party’s participation. Such right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement.

Right of First Refusal

If, for the period beginning on the closing of the Offering and ending twelve (12) months after closing of the Offering, the Company or any of its subsidiaries engages in: (a) any equity, equity-linked, debt or mezzanine financing or other investment in the Company (including a secondary sale or offering by security holders effected with the Company’s assistance); (b) any tender offer or exchange offer for, debt, convertible debt securities; (c) any merger, consolidation, sale, transfer or other disposition of all or a material portion of the Company’s stocks or asset; or (d) restructuring transactions including, extraordinary dividend, stock repurchase, spin-off, etc. (each transaction, a “Subsequent Transaction”), the Representative (or any affiliate designated by the Representative) shall have the irrevocable right of first refusal, exercisable at the sole discretion of the Representative (the “Right of First Refusal”), to act as lead or joint book-runner, lead or joint manager, or lead or joint placement agent with respect to such Subsequent Transaction. At any time within fifteen (15) business days after receipt of written notification by the Company, the Representative may, by giving written notice to the Company, whether the Representative will exercise its Right of First Refusal. If the Representative so declines, the Company shall have no further obligations to the Representative with respect to such Subject Transaction only, but the obligations of the Company and the rights of the Representative shall continue in connection with subsequent Subject Transactions. Upon Representative’s exercise of Right of First Refusal, the Representative shall have the right to determine whether any other broker dealer shall have the right to participate in such subsequent transaction and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in such subsequent transaction without the express written consent of the Representative. Notwithstanding the foregoing, the Company shall have the right to terminate this Right of First Refusal for cause if the Representative materially fail to provide the services set forth in the underwriting agreement. Additionally, in the event the Company exercises its right to terminate for cause, any obligations with respect to the Right of First Refusal shall be eliminated and the Company shall reimburse the Representative for the full amount of its actual accountable and out-of-pocket expenses incurred up to the date of the termination up to $[*].

Lock-Up Agreements

We and our directors, officers any other holder(s) of five percent (5%) or more of our outstanding Ordinary Shares as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into shares of ordinary share) shall enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of six (6) months from the date of closing of the Offering (the “Lock-Up Period”), that they shall neither (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares of the Company, whether any such transaction described in clauses (i), (ii), (iii) or (iv) above is to be settled by delivery of Ordinary Shares of the Company or such other securities, in cash or otherwise. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

Indemnification

We have agreed to indemnify and hold harmless the Representative and its affiliates against any losses, claims, damages and certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to pay the Representative and its affiliates as required in respect with those liabilities.

Other Relationships

The Representative and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

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Determination of Offering Price

Prior to this Offering, there has not been a public market for our securities in the U.S. and the public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Class A Ordinary Shares will trade in the public market subsequent to this Offering or that an active trading market for our Class A Ordinary Shares will develop and continue after this Offering.

Application for Nasdaq Listing.

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “MARH”. There can be no assurance that we will be successful in listing our Class A Ordinary Shares on the Nasdaq Capital Market.

Electronic Offer, Sale and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on websites or through other online services maintained by the Representative or selling group members, if any, or by their affiliates, and the Representative may distribute prospectus electronically. The Representative may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this Offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

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Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Representative to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the Representative may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Class A Ordinary Shares while this Offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Class A Ordinary Shares, which involve the sale by the Representative of a greater number of Class A Ordinary Shares than it is required to purchase in this Offering and purchasing Class A Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The Representative may close out any covered short position by either exercising its option, in whole or in part, or by purchasing shares in the open market. In making this determination, the Representative will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The Representative must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Representative is concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market that could adversely affect investors who purchased in this Offering.

The Representative also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because the underwriter has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result of these activities, the price of our Class A Ordinary Shares may be higher than the price that otherwise might exist in the open market. The Representative may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the Representative make any representation or prediction as to the effect that the transactions described above may have on the price of the Class A Ordinary Shares. Neither we, nor the Representative make any representation that the Representative will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations and Potential Conflicts of Interest

The Representative and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Representative and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Representative and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Representative and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

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Australia. This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Class A Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Class A Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Class A Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Class A Ordinary Shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the Class A Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

British Virgin Islands. The Class A Ordinary Shares are not being, and may not be, offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on our behalf. The Class A Ordinary Shares may be offered to companies incorporated or re- registered under the BVI Act and limited partnerships formed or registered under the Partnership Act (as amended) and/or the Limited Partnership Act (as amended), but only where the offer will be made to, and received by, the relevant BVI company entirely outside of the British Virgin Islands.

This prospectus has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the Class A Ordinary Shares for the purposes of the Securities and Investment Business Act (as amended) or the Public Issuers Code of the British Virgin Islands or otherwise.

Canada. The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Representative is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

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Cayman Islands. This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”). This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the Class A Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Class A Ordinary Shares may be made to the public in that Relevant Member State at any time:

●	to any legal entity which is a qualified investor as defined under the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the Class A Ordinary Shares to the public” in relation to any Class A Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The Class A Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

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Japan. Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait. Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the Class A Ordinary Shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A Ordinary Shares, as principal, if the offer is on terms that the Class A Ordinary Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months;

(vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A Ordinary Shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar. In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

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Saudi Arabia. This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore. This prospectus or any other offering material relating to the Class A Ordinary Shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the Class A Ordinary Shares have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Class A Ordinary Shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland. The Class A Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to us or the Class A Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A Ordinary Shares.

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Taiwan. The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A Ordinary Shares in Taiwan.

United Arab Emirates. The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom. This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Class A Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Class A Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Vietnam. This Offering of Class A Ordinary Shares has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

USD
Securities and Exchange Commission Registration Fee	$2,978
Listing and FINRA Fees	$55,000
Legal Fees and Expenses	$596,692
Printing Expenses	$10,000
Underwriting accountable expense	$250,000
Miscellaneous Expenses	$2,022
Total Expenses	$916,692

These expenses will be borne by us. Underwriting discounts and the non-accountable expense allowance will be borne by us in proportion to the numbers of shares sold in the Offering.

LEGAL MATTERS

Legal matters as to United States Federal and New York State law will be passed upon for us by Hunter Taubman Fischer & Li LLC. The validity of the Class A Ordinary Shares offered in this Offering and certain other legal matters as to BVI law will be passed upon for us by Ogier as our counsel as to BVI law. Legal matters as to Hong Kong law will be passed upon for us by SH WONG & CO. Legal matters as to PRC laws will be passed upon for us by China Commercial Law Firm. Certain legal matters with respect to the United States federal securities and New York law in connection with this Offering will be passed upon for the Representative by VCL Law LLP.

EXPERTS

The consolidated financial statements for the years ended June 30, 2024 and 2025 included in this prospectus have been so included in reliance on the audit report appearing elsewhere herein, issued by KD & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of KD & Co. is located at 43/F AIA Tower, 183 Electric Road, North Point, Hong Kong.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this Offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from short- swing profit recovery provisions contained in Section 16 of the Exchange Act. Effective March 18, 2026, our executive officers and directors will be required, pursuant to the Holding Foreign Insiders Accountable Act, to file Section 16(a) reports with the SEC to disclose their beneficial ownership of our securities. Our principal shareholders who are not officers or directors, however, will remain exempt from Section 16(a) reporting requirements.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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STARRYGAZEY INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Starrygazey Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Starrygazey Inc. and Subsidiaries (collectively, the “Company”) as of June 30, 2025 and June 30, 2024, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2025, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and June 30, 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KD & Co.

KD & Co.

We have served as the Company’s auditor since 2025.

Hong Kong, China

September 17, 2025

F-2

Starrygazey Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2024 and 2025

	At June 30,
	2024	2025	2025
	HK$	HK$	US$
Assets
Current assets
Cash	269,264	2,601,668	331,427
Amount due from a related party	4,683,820	-	-
Prepaid expenses and other current assets	2,381,240	1,168,560	148,863
Deferred tax asset	32,073	-	-
Total current assets	7,366,397	3,770,228	480,290
Total assets	7,366,397	3,770,228	480,290

Liabilities and Shareholders’ Equity
Current liabilities
Accrued expenses and other current liabilities	6,000	20,501	2,611
Contract liabilities	7,653,750	2,512,250	320,036
Tax payable	-	1,213,536	154,593
Total current liabilities	7,659,750	3,746,287	477,240
Total liabilities	7,659,750	3,746,287	477,240

Shareholders’ equity
Class A Ordinary Shares, no par value per share; unlimited number of Class A Ordinary Shares authorized, 7,000,000 and 7,000,000 Class A Ordinary Shares issued and outstanding as of June 30, 2024 and 2025*	8	8	1
Class B Ordinary Shares, no par value per share; unlimited number of Class B Ordinary Shares authorized, 11,000,000 and 11,000,000 Class B Ordinary Shares issued and outstanding as of June 30, 2024 and 2025*	-	-	-
(Accumulated deficit) retained earnings	(293,361)	23,933	3,049
Total shareholders’ (deficit) equity	(293,353)	23,941	3,050
Total liabilities and shareholders’ equity	7,366,397	3,770,228	480,290

* Giving retroactive effect of reorganization and share subdivision (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Starrygazey Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For the Years Ended June 30, 2024 and 2025

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Revenue	4,490,250	15,298,060	1,948,822

Operating expenses
Direct cost of revenue	4,854,940	6,427,440	818,793
General and administrative expenses	9,322	115,876	14,761
Total operating expenses	4,864,262	6,543,316	833,554
(Loss) Income from operations	(374,012)	8,754,744	1,115,268

Other expense
Other expense, net	(14,757)	(2,121)	(270)
Total expense, net	(14,757)	(2,121)	(270)

Income before income taxes	(388,769)	8,752,623	1,114,998
Income tax benefit (expense)	32,073	(1,245,609)	(158,678)
Net (loss) income	(356,696)	7,507,014	956,320

Earnings per share – basic and diluted*
Class A Ordinary Shares	(0.020)	0.417	0.053
Class B Ordinary Shares	(0.020)	0.417	0.053

Weighted average shares outstanding – basic and diluted*
Class A Ordinary Shares	7,000,000	7,000,000	7,000,000
Class B Ordinary Shares	11,000,000	11,000,000	11,000,000

* Giving retroactive effect of reorganization and share subdivision (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Starrygazey Inc. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ (Deficit) Equity

For the Years Ended June 30, 2024 and 2025

	Class A Ordinary Shares*		Class B Ordinary Shares*
	Number of Shares	Amount	Number of Shares	Amount	(Accumulated deficit) retained Earnings	Total
				HK$	HK$	HK$
Balance at June 30, 2023	7,000,000	8	11,000,000	-	63,335	63,343

Net loss	-	-	-	-	(356,696)	(356,696)

Balance at June 30, 2024	7,000,000	8	11,000,000	-	(293,361)	(293,353)

Net income	-	-	-	-	7,507,014	7,507,014

Dividend declared	-	-	-	-	(7,189,720)	(7,189,720)

Balance at June 30, 2025	7,000,000	8	11,000,000	-	23,933	23,941
				US$	US$	US$
Balance at June 30, 2025	7,000,000	1	11,000,000	-	3,049	3,050

* Giving retroactive effect of reorganization and share subdivision (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Starrygazey Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended June 30, 2024 and 2025

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Cash flows from operating activities:
Net (loss) income	(356,696)	7,507,014	956,320
Deferred tax (benefit)/ expense	(32,073)	32,073	4,086
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,875,400)	1,212,680	154,483
Accrued expenses and other current liabilities	(9,000)	14,501	1,847
Contract liabilities	7,205,750	(5,141,500)	(654,976)
Tax payable	-	1,213,536	154,593
Net cash provided by operating activities	4,932,581	4,838,304	616,353

Cash flows from financing activities:
Advances to a related party	(4,766,000)	(2,505,900)	(319,228)
Net cash used in financing activities	(4,766,000)	(2,505,900)	(319,228)

Net increase in cash	166,581	2,332,404	297,125

Cash, beginning of year	102,683	269,264	34,302

Cash, end of year	269,264	2,601,668	331,427

Supplemental disclosure information:
Cash paid for income tax	-	-	-
Cash paid for interest expense	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Starrygazey Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2024 and 2025

1. Organization and Business Description

Organization and Nature of Operations

Starrygazey Inc. (the “Company” or “Starrygazey”) is a limited liability company established under the laws of the British Virgin Islands on August 29, 2025. It is a holding company with no business operations. The Company conducts its business mainly through its principal subsidiary, ARM Capital Limited, in Hong Kong (collectively, the “Group”). The Group is principally engaged in provision of comprehensive going public corporate consultancy services, including (i) Pre-IPO advisory services, (ii) IPO advisory services, and (iii) Post-IPO advisory services, to small and medium-sized businesses.

As of June 30, 2025, the Company has direct or indirect interests in the following subsidiaries:

Name	Place and date of incorporation	Ownership	Principal activity
Go Starry Limited (“Go Starry”)	British Virgin Islands September 2, 2025	100% owned by the Company	Investment holding
ARM Capital Limited (“ARMCL”)	Hong Kong January 26, 2018	100% owned by Go Starry	Engages in provision of comprehensive going public corporate consultancy services

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on September 15, 2025. Prior to the Reorganization, ARMCL, the Company’s principal operating subsidiary, was 100% owned by Mr. Ho Wai (Howard) Tang.

As part of the Reorganization, the Company was incorporated under the laws of the British Virgin Islands on August 29, 2025 as a wholly owned subsidiary of MARH Limited, which is 100% owned by Mr. Ho Wai (Howard) Tang. On September 9, 2025, its sole shareholder, MARH Limited, approved a share subdivision of its every issued and unissued Ordinary Shares at a ratio of 1:18,000,000 (the “Share Subdivision”) and thereafter a redesignation and reclassification of the maximum number of authorised shares from unlimited number of shares without par value into unlimited number of shares without par value, divided into (i) Class A Ordinary Shares without par value and each having one (1) vote per share and (ii) Class B Ordinary Shares without par value, each having 20 votes per share (the “Share Redesignation”). As a consequence of the Share Subdivision and the Share Redesignation, on the same day, the Company adopted the Amended and Restated Memorandum and Articles by resolutions of shareholders. Pursuant to the Share Subdivision and the Share Redesignation, the 1 issued Ordinary Share held by MARH Limited was cancelled and the Company re-issued 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares to MARH Limited.

The Share Subdivision, the Share Redesignation and the Amended and Restated Memorandum and Articles became effective on September 15, 2025 upon completion of the filing and registration of the Amended and Restated Memorandum and Articles with the Registry of Corporate Affairs of the British Virgin Islands.

On September 10, 2025, Mr. Ho Wai (Howard) Tang transferred all his ordinary shares in ARMCL to Go Starry Limited, which was a wholly owned subsidiary of the Company. Consequently, the Company became the indirect holding company of ARMCL on September 10, 2025. The Company and its subsidiaries resulting from Reorganization has always been under the common control of the same controlling shareholder, Mr. Ho Wai (Howard) Tang, before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the uncertain tax position. Actual results could differ from those estimates, and as such, differences could be material to the consolidated financial statements.

Foreign Currency Translation

The Company uses Hong Kong Dollar (“HK$”) as its reporting currency. The functional currency of the Company in British Virgin Islands is United States Dollar (“US$”). For the Company’s subsidiaries in Hong Kong, the functional currency is HK$. The functional currencies are the respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters.”

In the consolidated financial statements, the financial information of the Company and other entities located outside of the Hong Kong has been translated into HK$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, and expenses, gains and losses are translated using the average rate for the period. Gains or losses resulting from foreign currency transactions are included in the accompanying consolidated statements of income and comprehensive income.

F-7

Convenience Translation

Translations of amounts in the consolidated balance sheets, consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from HK$ into US$ as of and for the year ended June 30, 2025 are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.8499, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, amounts due from a related party, prepaid expenses and other current assets, contract liabilities, income taxes payable, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of June 30, 2024 and 2025 owing to their short-term nature or present value of the assets and liabilities.

Cash

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation with original maturities of less than three months. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected up to HK$800,000 per account holder in each bank which is a member of the Hong Kong Deposit Protection Scheme.

Prepaid Expenses

Prepaid expenses represent advance payments made to the related party for the staff secondment fee. Prepaid expenses are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2024 and 2025, management believes that the Company’s prepaid expenses are not impaired.

Revenue Recognition

The Company recognizes revenues under ASC Topic 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company has elected to apply the practical expedient in ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less. For contracts with original expected durations exceeding one year, the Company provides the required disclosures about remaining performance obligations.

The Company elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects that, upon the inception of revenue contracts, the period between when the Company transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Company elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

The Company is engaged in provision of comprehensive going public corporate consultancy services.

The transaction price is allocated to each performance obligation on a relative stand-alone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

F-8

The Company enters into contracts with customers that include promises to transfer the professional advisory services, which are generally capable of being distinct and accounted for as separate performance obligations. Revenue is recognized when the promised services are transferred to customers, in an amount that reflects the consideration allocated to the respective performance obligation.

The Company provides advisory services to corporate clients. In a contract with a customer, it would require the Company to perform or deliver one of the following in return for a consideration. The contract normally includes one of the following services, and the transaction price of each service fee has stated stand-alone in the contract. The Company identified each distinct service as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms.

The Company’s principal revenue streams include:

(a)	Pre-IPO advisory services

The Company provides pre-IPO advisory services to clients in the early stages of considering or preparing for an initial public offering. These services include preliminary due diligence on the operation and financial performance of the company together with its fellow subsidiaries, identifying major issues affecting the proposed flotation, advising the company on the feasibility of listing, and preparing comprehensive feasibility study reports with analysis and remediation recommendations.

As the pre-IPO advisory services are capable of being distinct and the promise to transfer the service is distinct within the context of the contract, the Company concludes that the pre-IPO advisory services to be accounted for as a single performance obligation. The entire transaction prices of the pre-IPO advisory services are allocated to a single performance obligation and the Company recognizes revenue based on its effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer. The Company uses input method represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned.

(b)	IPO advisory services

The Company provides comprehensive IPO advisory services to clients preparing for initial public offerings. These services include strategic planning, regulatory compliance guidance, financial structuring advice, coordination with professional parties, preparation assistance for offering documents, and overall project management throughout the initial public offerings process.

As the IPO advisory services are capable of being distinct and the promise to transfer the service is distinct within the context of the contract, the Company concludes that the IPO advisory services to be accounted for as a single performance obligation. The entire transaction prices of the IPO advisory services are allocated to a single performance obligation and the Company recognizes revenue based on its effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer. The Company uses input method represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned.

(c)	Post-IPO advisory services

The Company provides ongoing post-IPO advisory services to clients for a specific period. The Company concludes that each monthly post-IPO advisory services (1) is distinct and (2) meets the criteria for recognizing revenue over time. In addition, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the clients is substantially similar for each month. Therefore, the Company concludes that the monthly post-IPO advisory services satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. The Company recognizes revenues from the post-IPO advisory services ratably when it satisfies its performance obligations throughout the contract terms.

The following table presents disaggregated information of revenues by business lines for the years ended June 30, 2024 and 2025, respectively:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Pre-IPO advisory services	-	3,720,000	473,891
IPO advisory services	3,369,000	2,302,560	293,323
Post-IPO advisory services	1,121,250	9,275,500	1,181,608
Total revenue	4,490,250	15,298,060	1,948,822

Revenue disaggregated by timing of revenue recognition for the years ended June 30, 2024 and 2025 is disclosed in the table below:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Over time	4,490,250	15,298,060	1,948,822
Total revenue	4,490,250	15,298,060	1,948,822

F-9

Contract Assets and Contract Liabilities

Contract assets primarily represent revenues recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract assets were included in prepaid expenses and other current assets.

Contract liabilities primarily include advance received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers.

Other Expense, Net

Other expense primarily relates to bank charges, offset by the bank interest income.

Direct Cost of Revenue

The Company’s direct cost of revenue is primarily comprised of the direct costs associated with provision of professional advisory services, including consultancy fee and staff secondment fee related to delivering professional advisory services. These costs are expenses as incurred.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions as of June 30, 2024 and 2025, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. In general, the Inland Revenue Department of Hong Kong has up to seven years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2018 to 2024 of the Company’s Hong Kong subsidiaries remain open to examination by the taxing jurisdictions. The Company is not currently under examination by an income tax authority, nor has it been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of June 30, 2024 and 2025, there were no dilutive shares.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Significant Risks

Currency Risk

The Company’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Company considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

F-10

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash with financial institutions located in Hong Kong. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the years ended June 30, 2024 and 2025, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiary located in Hong Kong. The Company has a concentration of its revenue with specific customers.

For the year ended June 30, 2024, three customers accounted for approximately 48.7%, 33.9% and 17.4% of the Company’s total revenue, respectively. For the year ended June 30, 2025, four customers accounted for approximately 36.3%, 25.5%, 13.4% and 12.7% of the Company’s total revenue, respectively.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Recently Issued Accounting Standards, not yet Adopted by the Company

In December 2023, the FASB Issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740).” ASU 2023-09 addresses investor requests for more disclosure about the tax risks in an entity’s global operations. This provides guidance for a disclosure of more detailed tax rate reconciliation and income tax paid in various jurisdictions. This ASU is effective for fiscal years beginning after December 15, 2024 for public business entities and December 15, 2025 for all other entities on a prospective basis. Retrospective application is also permitted. Early adoption is permitted for annual financial statements that have not yet issued or made available for issuance. The Company evaluated that the additional disclosure requirements do not have a significant impact on its consolidated financial statements.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated balance sheets, statements of income and comprehensive income, cash flows or disclosures.

3. Contract Liabilities

Contract liabilities consisted of the following at June 30:

	2024	2025	2025
	HK$	HK$	US$
Payments received in advance of performance obligation under contracts	7,653,750	2,512,250	320,036

The Company’s contract liabilities include payments received in advance of performance under professional advisory service contracts which will be recognized as revenue as the Company executed the professional advisory services with customers under the contract.

The movement in contract liabilities is as follows:

	2024	2025	2025
	HK$	HK$	US$
Balance at beginning of the year ended June 30	448,000	7,653,750	975,012
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	(448,000)	(5,947,500)	(757,653)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	7,653,750	806,000	102,677

Balance at end of the year ended June 30	7,653,750	2,512,250	320,036

The Company expects to recognize the majority of the contract liabilities in revenue as it provides services to its clients. Contracted but not yet recognized revenue was approximately HK$4.2 million as of June 30, 2025, of which the Company expects to recognize approximately 96.3% over the next 12 months.

4. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of June 30:

	2024	2025	2025
	HK$	HK$	US$
Prepaid staff secondment fee	783,800	388,560	49,499
Contact asset	1,597,440	780,000	99,364
Prepaid expense and other current asset	2,381,240	1,168,560	148,863

F-11

5. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of June 30:

	2024	2025	2025
	HK$	HK$	US$
Accrued legal and professional fee	6,000	12,000	1,529
Accrued expenses	-	8,501	1,082
	6,000	20,501	2,611

6. Income Taxes

British Virgin Islands

Under the current and applicable laws of BVI, the Company is not subject to tax on income or capital gains.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

The components of the income tax provision are as follows:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Hong Kong:
Current tax	-	1,213,536	154,593

Deferred tax	(32,073)	32,073	4,085
Income tax (benefit) expense	(32,073)	1,245,609	158,678

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset are as follows:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Deferred tax assets:
- Net operating loss carry forwards	32,073	-	-
Total deferred tax assets	32,073	-	-

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized. The Company considers both positive and negative factors when assessing the future realization of the deferred tax assets and applied weigh to the relative impact of the evidence to the extent it could be objectively verified.

As of June 30, 2024, the Company had net operating loss carry-forward of HK$388,769 (US$49,525) from ARMCL. These losses can offset future taxable income and can be carried forward indefinitely under the current tax legislation in Hong Kong. As of June 30, 2025, the Company had fully utilized the net operating loss carry-forward from ARMCL.

F-12

Reconciliation between the provision for income taxes computed by applying the Hong Kong Profits Tax rate of 16.5% to income before income taxes and the actual provision of income taxes is as follows:

	For the years ended June 30,
	2024	2025	2025
	HK$	HK$	US$
Profit (loss) before income taxes	(388,769)	8,752,623	1,114,998
Hong Kong Profits Tax rate	16.5%	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	(64,146)	1,444,182	183,974
Reconciling items:
Tax reduction allowed by Hong Kong government	-	(1,500)	(191)
Tax loss not recognized (utilized)	32,073	(32,073)	(4,086)
Effect of two-tier tax rate	32,073	(165,000)	(21,019)
Income tax expenses	-	1,245,609	158,678

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended June 30, 2024 and 2025.

7. Related Party Balance and Transactions

The relationship of related party balances and transactions are summarized as follows:

Name of related parties	Relationship with the Company
Mr. Ho Wai (Howard) Tang	The controlling shareholder of the Company, MARH Limited, which is controlled by Mr. Ho Wai (Howard) Tang
Ample Capital Limited (“Ample Capital”)	Mr. Ho Wai (Howard) Tang is the director of the company
Junee Limited	Mr. Ho Wai (Howard) Tang was the director of the company from July 2024 to August 2025

a. Due from a related party

As of June 30, 2024 and 2025, the balance of amounts due from a related party was as follows:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$

Mr. Ho Wai (Howard) Tang	4,683,820	-	-

The amount due from a related party was unsecured, non-interest bearing and repayable on demand. As of June 30, 2025, the amount due from Mr. Ho Wai (Howard) Tang has been fully settled.

b. Prepayments — a related party

As of June 30, 2024 and 2025, the balances of prepayments from a related party were as follows:

	As of June 30,
	2024	2025	2025
	HK$	HK$	US$

Ample Capital	783,800	388,560	49,499

The balance represented the prepayment of the staff secondment fee to a related party. The balances have been fully utilized in August 2025.

c. Related Party Transactions

For the years ended June 30, 2024 and 2025, the related party transactions were as follows:

Name	Nature	2024	2025	2025
		HK$	HK$	US$
Ample Capital	Staff secondment fee (1)	4,241,600	5,740,240	731,250

Junee Limited	Professional advisory services income (2)	-	3,120,000	397,457

Notes:

1.	Ample Capital provides seconded staff to ARMCL for the provision of professional advisory services and charges ARMCL a secondment fee for such services, and the Company considers that cooperating with Ample Capital is an efficient way to minimize the Company’s business risks, is cost-effective, having taken into account the qualifications and quality of services provided by Ample Capital. The staff secondment fee was recorded as direct cost of revenue.
2.	The Company provided professional advisory services to a related party, Junee Limited, for ongoing compliance support, investor relations guidance, corporate governance advisory, regulatory filing assistance, and strategic advisory services. The Company charged Junee Limited on a monthly retainer basis. The professional advisory service income was recorded as revenue.

F-13

8. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the British Virgin Islands on August 29, 2025. The Company is authorized to issue an unlimited number of Ordinary Shares of no par value. In connection with the incorporation, on the same date of its incorporation, the Company issued a total of 1 ordinary share with no par value to its sole shareholder, MARH Limited, at the consideration of US$1.00.

On September 9, 2025, our sole shareholder, MARH Limited, approved a share subdivision of our every issued and unissued Ordinary Shares at a ratio of 1:18,000,000 (the “Share Subdivision”) and thereafter a redesignation and reclassification of the maximum number of authorised shares from unlimited number of shares without par value into unlimited number of shares without par value, divided into (i) Class A Ordinary Shares without par value and each having one (1) vote per share and (ii) Class B Ordinary Shares without par value, each having 20 votes per share (the “Share Redesignation”). As a consequence of the Share Subdivision and the Share Redesignation, on the same day, the Company adopted the Amended and Restated Memorandum and Articles by resolutions of shareholders. Pursuant to the Share Subdivision and the Share Redesignation, the 1 issued Ordinary Share held by MARH Limited was cancelled and the Company re-issued 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares to MARH Limited.

The Share Subdivision, the Share Redesignation and the Amended and Restated Memorandum and Articles became effective on September 15, 2025 upon completion of the filing and registration of the Amended and Restated Memorandum and Articles with the Registry of Corporate Affairs of the British Virgin Islands.

All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively adjusted to reflect the share subdivision pursuant to ASC 260-10-55-12. As a result, there are 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares issued and outstanding. The issuance of these 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares is considered as part of the Reorganization of the Company, which was retrospectively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

On June 30, 2025, ARMCL declared an interim dividend of HK$0.399 per share (equivalent to US$0.051 per share) or HK$7,189,720 in aggregate (equivalent to US$915,900), to its shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party.

9. Commitments and Contingencies

Commitments

As of June 30, 2025, the Company did not have any significant capital and other commitments.

Contingencies

In the ordinary course of business, the Company may be subject to certain legal proceedings, claims, and disputes that arise from the business operations. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

As of June 30, 2025, the Company had no outstanding lawsuits nor claims.

10. Segment Reporting

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Hong Kong and all of the Company’s revenue, based on the location of services, and expense are derived in the Hong Kong. Therefore, no geographical segments are presented.

11. Subsequent Events

On August 31, 2025, ARMCL declared an interim dividend of HK$0.114 per share (equivalent to US$0.015 per share), or HK$2,057,250 in aggregate (equivalent to US$262,073), to its then shareholder, and the dividend payable was concurrently settled by netting off the outstanding amounts due from a related party.

The Company acquired 100% share holdings of one new subsidiary incorporated in Hong Kong (Institute of Corporate and Executive Development Limited) from a third party at a consideration of HK$120,000 (equivalent to US$15,287) on September 10, 2025.

The Company evaluated all events and transactions that occurred after June 30, 2025 up through the date the Company issued the consolidated financial statements. Other than the events disclosed above, there was no other subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

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3,750,000 Class A Ordinary Shares

STARRYGAZEY INC.

Until and including [*], 2026 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealers, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PACIFIC CENTURY SECURITIES, LLC

Prospectus dated [*], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Amended and Restated Memorandum and Articles, which has become effective on September 15, 2025, empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being our director or officer.

We have also entered into indemnification agreements with each of our directors and executive officers in connection with this Offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being our director or officer.

The underwriting agreement in connection with this Offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

The Company was established under the laws of the British Virgin Islands on August 29, 2025. The authorized number of Ordinary Shares was unlimited with no par value per share. On August 29, 2025, the Company issued 1 Ordinary Share to MARH Limited, for a consideration of US$1 per share.

On September 9, 2025, our sole shareholder, MARH Limited, approved a share subdivision of our every issued and unissued Ordinary Shares at a ratio of 1:18,000,000 (the “Share Subdivision”) and thereafter a redesignation and reclassification of the maximum number of authorised shares from unlimited number of shares without par value into unlimited number of shares without par value, divided into (i) Class A Ordinary Shares without par value and each having one (1) vote per share and (ii) Class B Ordinary Shares without par value, each having 20 votes per share (the “Share Redesignation”). As a consequence of the Share Subdivision and the Share Redesignation, on the same day, our company adopted the Amended and Restated Memorandum and Articles by resolutions of shareholders. Pursuant to the Share Subdivision and the Share Redesignation, the 1 issued Ordinary Share held by MARH Limited was cancelled and the Company re-issued 7,000,000 Class A Ordinary Shares and 11,000,000 Class B Ordinary Shares to MARH Limited.

The Share Subdivision, the Share Redesignation and the Amended and Restated Memorandum and Articles became effective on September 15, 2025 upon completion of the filing and registration of the Amended and Restated Memorandum and Articles with the Registry of Corporate Affairs of the British Virgin Islands. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the subdivision and the redesignation of our Ordinary Shares as if it had occurred at the beginning of the earliest period presented.

On September 15, 2025, the Company issued 2,460,000 Class A Ordinary Shares in aggregate to three (3) shareholders, Applied Equity International Limited, Major Treasure International Limited and Ruyi Strategic Investments Limited, at the consideration of US$300,000 in aggregate.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S or to U.S. entities pursuant to Section 4(a)(2) of the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(a) The undersigned registrant hereby undertakes that:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the issuer is relying on Rule 430B:

(A) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement (including Form of Lock-up Agreement in the Exhibit)
3.1*	Amended and Restated Memorandum and Articles of Association, effective September 15, 2025
4.1*	Specimen Certificate for Class A Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
8.1*	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
10.1*	Form of Employment Agreement
10.2*	Form of Director Offer Letter
21.1*	Subsidiaries
23.1**	Consent of KD & Co., Independent Registered Public Accounting Firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of China Commercial Law Firm (included in Exhibit 99.6)
23.4*	Consent of SH WONG & CO (included in Exhibit 99.5)
24.1*	Power of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Consent of Man Sun Yeung, Director Nominee
99.3*	Consent of Ho Kan (Matthew) Chu, Director Nominee
99.4*	Consent of Chris Chan Kai Chung, Director Nominee
99.5*	Opinion of SH WONG & CO regarding certain Hong Kong Legal Matters
99.6*	Opinion of China Commercial Law Firm Regarding Certain PRC Legal Matters
99.7*	Audit Committee Charter
99.8*	Nominating and Corporate Governance Committee Charter
99.9*	Compensation Committee Charter
99.10*	Form of Executive Compensation Recovery Policy of the Registrant
107*	Filing Fees

* Filed previously

** Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 10, 2026.

Starrygazey Inc.

By:	/s/ Ka Chun (Matthew) Wong
Ka Chun (Matthew) Wong
Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Ka Chun (Matthew) Wong and Kam On (Carlos) Chung as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Ordinary Shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ka Chun (Matthew) Wong	Chief Executive Officer, Chairman of the Board	March 10, 2026
Name: Ka Chun (Matthew) Wong	(Principal Executive Officer)

/s/ Kam On (Carlos) Chung	Chief Financial Officer	March 10, 2026
Name: Kam On (Carlos) Chung	(Principal Accounting and Financial Officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York, on March 10, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President for and on behalf of Cogency Global Inc.

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